Exhibit 10.3

DATED THIS 7th DAY OF APRIL 2025

Between

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

(in its capacity as trustee of Starhill Global Real Estate Investment Trust)

of the first part

AND

LYC MEDICARE INTERNATIONAL PTE. LTD.

of the second part

LEASE

Wisma Atria Office Unit #21-05

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

1

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

	3.1.20	Rules and Regulations of Building	19
	3.1.21	No representations on suitability	19
	3.1.22	Utilities	19
	3.1.23	No auctions	20
	3.1.24	Restrictions on advertising	20
	3.1.25	Air-conditioning	20
	3.1.26	Infectious Illness	21
	3.1.27	Notice of Defects	21
	3.1.28	Access for Power Supply	21
	3.1.29	No looting	21
	3.1.29A	Business Methods	21
	3.1.30	No inflammables on premises	21
	3.1.31	No “pay-telephones”	21
	3.1.32	No Smoking	21
	3.1.33	Legal Costs	22
	3.1.34	Lodgment Of Caveat, Registration Of Lease And Subdivision	22
	3.1.35	Maintenance, Repair, Etc	22
	3.1.36	Repairs to improvements	23
	3.1.37	Damage to property/Injury to any person	23
	3.1.38	Equipment and appliances	24
	3.1.39	Heavy machinery, etc	24
	3.1.40	Landlord’s right to inspect	24
	3.1.41	Landlord’s right of entry for repairs, etc	25
	3.1.42	Requirements of Public Authorities	26
	3.1 43	Premises to be kept free of pests	26
	3.1.44	Use of toilets etc	26
	3.1.45	Entrances	26
	3.1.40	Cleaners	26
	3.1.47	Illegal Immigrants	26
	3.1.48	Confidentiality	26
	3.1.49	Environmental, Social and Governance and Sustainability	28
4.	INSURANCES		28
	4.1	Tenant to insure	28
	4.2	Public liability insurance	28
	4.3	Plate glass insurance	28
	4.4	Tenant not to void insurance	28
	4.5	Waiver of Subrogation	28
	4.6	Landlord to be co-assured	29
	4.7	Tenant to produce insurance policies and receipts	29
5.	INDEMNITIES ETC		29
	5.1	Release of Landlord	29
	5.2	Indemnity by Tenant	29
6.	LANDLORD’S COVENANTS		30
	6.1.1	Payment of rent	30
	6.1.2	Quiet enjoyment of premises	30
	6.1.3	Environmental Sustainability	30
7.	MANAGEMENT AND OPERATION OF THE BUILDING		30
	7.1	By Management Corporation	30
	7.2	Maintenance of Common Area by Management Corporation	30
	7.3	Alterations to Building by Landlord or Management Corporation	30
	7 4	Lighting of Common Area by Management Corporation	30
	7.5	Parking Facilities	30
	7.6	Right to Close the Building	31
8.	NO CLAIM BY TENANT		31
9.	ACCIDENTS		31
10.	DEFAULT. TERMINATION, ETC		32
	10.1	By Tenant	32
	10.2	Right of Landlord la remedy Tenant’s default	32
	10.3	Landlord’s Right against Tenant’s goods	33
11.	DAMAGE OR DESTRUCTION OF PREMISES		34
12.	POWER FOR LANDLORD TO DEAL WITH ADJOINING PROPERTY		35
13.	DUTIES ON EXPIRATION/DETERMINATION		34
	13.1	Yield up Demised Premises	34
	13.2	Reinstatement	34
	13.3	Holding Over	34
14	NOTIFICATION TO LANDLORD		35
15	RELOCATION OF TENANT		35
16	REDEVELOPMENT OF THE BUILDING		35
17	INSPECTION		36
	17.1	By prospective tenants	36
	17.2	By prospective purchasers	36
18.	GENERAL		36
	18.1	Waiver	36
	18.2	Use of Common Area	36
	18.3	Public Address System	36
	18.4	Notices	36
	18.5	Rules and Regulations of Building	37
	18.6	Consent or Approval of Landlord	37
	18.7	Exclusion of implied terms, etc	37
	18.8	Right to refuse access	37
	18.9	Severance	37
	18.10	Governing law and submission to jurisdiction	37
	18.11	Trustee Limitation of Liability	37
	SCHEDULE 2		38
	SCHEDULE 3		40
	ANNEXURE A		45
	ANNEXURE B		46

2

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

SCHEDULE 1

1	Landlord	HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED (in its capacity as trustee of Starhill Global Real Estate Investment Trust).

2	Tenant’s Name	LYC Medicare International Pte Ltd. (Company Registration No. 202433056R) a company incorporated in Singapore and having its registered office at 435 Orchard Road, #21-05 Wisma Atria, Singapore 233877.

3	Demised Premises	All of the premises known as unit #21-05 on level twenty-one of Wisma Atria. 435 Orchard Road, Singapore 238877 and being the area edged in red and numbered on the plan annexed hereto and containing a total area of 87.00 square metres (936 47 square feet). [1]

4	Nature of Business	Other holding companies, clinics and other general medical services (western).

5	Term of Lease	Period of three (3) years commencing on 1 August 2025 and expiring on 31 July 2028

6A	Option to Renew (clause 14)	Nil.

6B	Renewal Rent Condition (clause 14)	Not applicable.

7	Monthly Rent (clause 3 1.1)	Year 1
S$9,926.58 (excluding GST and Service Charge) calculated at S$10.60 per square foot per month (excluding GST and Service Charge)

Year 2
S$10,207.52 (excluding GST and Service Charge) calculated at S$10.90 per square foot per month (excluding GST and Service Charge)

Year 3
S$10,488.46 (excluding GST and Service Charge) calculated at S$11.20 per square foot per month (excluding GST and Service Charge)

8	Monthly Service Charge (clause 3.1.1)	S$1,311.06 (excluding GST) calculated at S$1.40 per square foot per month (excluding GST)

9	Administrative Fee (clause 3.1.33)	S$500.00 (excluding GST)

10	Security Deposit (clause 3.1.6)	S$35,398.56 equivalent to three (3) months’ Rent and Service Charge and comprising in cash.

1 At the conversion rate of 1 sq m = 10.764 sq ft

3

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

11	Paid-up Capital & Additional Security Deposit (clause 3.1.4)	Where the Tenant is a company incorporated in Singapore, the Tenant shall have a paid up capital equivalent to at least six (6) times the monthly Rent arid Service Charge payable by the Tenant. Where the paid up capital of the Tenant is less than six (6) times the monthly Rent and Service Charge payable by the Tenant, the Tenant shall provide an Additional Security Deposit, in the form of either cash or bankers’ guarantee by a bank acceptable to the Landlord, for a sum equivalent to three (3) months’ Rent and Service Charge; and

Where the Tenant is a foreign company registered as a branch in Singapore or a representative office, the Tenant shall be required to furnish Additional Security Deposit in the form of cash or bankers’ guarantee by a bank acceptable to the Landlord for a sum equivalent to three (3) months’ Rent and Service Charge.

12	Possession Date (clause 2.3)	Not applicable.

13	Fitting-out Period (clause 2.4)	Nil.

14	Use of Demised Premises	Office

15	Public Liability Insurance Amount (clause 4.2)	S$1,000,000 00

16	Manager	YTL Starhill Global Property Management Pte Ltd

17	Interest for Late Payment (clause 3.1.3)	14% per annum and computed on the basis of a 365-day year

18	Air-con Hours (clause 3 1.25)	Monday to Friday: 8.00 a.m. to 6.00 p.m. Saturday: 8.00 a.m. to 1.00 p.m.

19	Addresses for Notices
	To Landlord:	To Tenant:
	HSBC Institutional Trust Services (Singapore) Limited as trustee of Starhill Global Real Estate Investment Trust c/o 391B Orchard Road #24-03 Ngee Ann City Tower B Singapore 238874	LYC Medicare International Pte. Ltd. 435 Orchard Road #21-05 Wisma Atria Singapore 238877

Special Provision (Clause 1.10)

Nil.

4

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

THIS LEASE is made on the 7th day of April Two Thousand and Twenty-Five 12025) Between HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED (in its capacity as trustee of Starhill Global Real Estate Investment Trust), a company incorporated in the Republic of Singapore and having its principal place of business al No. 10 Marina Boulevard, Marina Bay Financial Centre Tower 2, #45-01, Singapore 018983 (the “Landlord”) of the one part And the Tenant named in item 2 of Schedule 1 (the ‘Tenant”) of the otter part.

NOW THIS LEASE WITNESSETH as follows:-

1.	INTERPRETATION

1.1	Definitions

In this Lease the following words and expressions shall where the context so admits have the following meanings:-

“BMSMA” means The Building Maintenance and Strata Management Act 2004;

“Building” means the building known as Wisma Atria and situated at No. 435 Orchard Road, Singapore 238877 of which the Demised Premises form part and refers to each and every part of the Building and the carparks, service, loading and any other areas the use and enjoyment of which is appurtenant to the Building;

“Commencement Date” means the date commencing immediately after the expiry of the Fitting-out Period, provided always that the Parties acknowledge and agree that the Landlord’s written notice to the Tenant of the Commencement Date shall be final and binding on the Parties, and deemed to be incorporated into this Lease without the need for a further letter or supplemental agreement to be prepared and executed as between the Parties;

“Common Area” means those parts, areas, premises and facilities of and in the Building which are now or hereafter provided by the Management Corporation for the common use by tenants of the premises in the Building and their respective customers employees, Invitees and licensees in common with the Landlord and all other persons having the like night to use the same (including but without limiting the generality of the foregoing all road, walls walkways pavements, passages, entrances, carparks, courts, courtyards, vestibules, halls, toilets, stairways, escalators, elevators and gardens and such other areas, amenities, grounds and conveniences from time to time provided, prescribed or made available by the Landlord for the common or general use or benefit of the tenants, customers, employees, invitees and licensees as aforesaid and all other persons having the like right);

“Conducting Media” means drains, sewers, conduits, flues, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains or any of them;

“Demised Premises” means the premises described in item 3 of Schedule 1 the boundaries and location of which are shown in the attached plan marked Annexure A, including the floor and ceiling finishes of the floor and ceiling slabs that bound the Demised Premises, the inner half severed medially of the internal non-load bearing walls that divide the premises from the adjoining units in the Building or from the Common Area, doors, windows and door and window frames at the premises, all additions and improvements to the premises, all the Landlord’s fixtures and fittings of every kind which shall from time to time be in or upon the premises (whether originally fixed or fastened to or upon the premises or Otherwise) except any fixtures installed by the Tenant which may be removed from the premises without defacing the premises, all pipes that are in or on and that exclusively serve the premises and any equipment or apparatus (for air ventilation, extraction or otherwise) that is in or on and that exclusively serves the premises excluding the exterior faces of external walls, the exterior faces of boundary walls and the roof;

“Fitting-out Period” means the period specified in item 13 of Schedule 1;

“GST” means Goods and Services Tax charged under the Goods and Services Tax Act 1993:

“Interest” means interest at the rate per annum of fourteen percent (14%) (as well after as before judgment);

“Landlord” includes its successors, assigns and all persons entitled to the reversion immediately expectant upon the determination of this Lease;

5

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

“Lease” includes any instruments supplemental to it;

“LTSA” means Land Titles (Strata) Act 1967;

“Management Corporation” means the Management Corporation Strata Title Plan No. 1471 established for the Building under the LTSA;

“Starhill Global REIT” means Starhill Global Real Estate Investment Trust, constituted pursuant to a deed of trust dated 8 August 2005:

“Parties” means the Landlord and the Tenant and “Party” means any one of them;

“Payment Date” means the date(s) as defined in clause 3.1.1;

“Property Manager” means the property manager of the Building and the Demised Premises, being YTL Starhill Global Property Management Pte Ltd or such other person as may be appointed by the Landlord from time to time to be its property manager to manage, operate, market and maintain all the strata units owned by the Landlord in the Building;

“Rent” means the monthly rent payable by the Tenant to the Landlord under this Lease in accordance with clause 3.1.1 and Schedule 1;

“Requisite Consents” means those permissions, consents, approvals, licences, certificates and permits in legally effectual form as may be necessary lawfully to commence, carry out and complete the Tenant’s Works;

“Security Deposit” means the sum deposited by the Tenant with the Landlord pursuant to clause 3.1.6;

“Service Charge” means the charges payable by the Tenant to the Landlord under this Lease in accordance with Clause 3.1.1 and Schedule 1;

“Tenant” includes, if the Tenant is an individual, his personal representatives or if the Tenant is a company, its successors in title;

“Tenant’s Works” means such fitting-out or other works as the Tenant may require to carry out in connection with the use and enjoyment of the Demised Premises as office premises, and includes the works referred to in clause 2.5;

“Term” means the term of years granted by this Lease.

1.2	Interpretation of restrictions on the Tenant

In any case where the Tenant is placed under a restriction by reason of the covenants and conditions contained in this Lease, the restriction shall be deemed to include the obligation on the Tenant not to permit or allow the infringement of the restriction by any person claiming rights to use, enjoy or visit the Demised Premises through, under or in trust for the Tenant.

1.3	Schedules and Annexures

The Schedules and Annexures hereto shall be taken, read and construed as parts of this Lease and the provisions thereof shall have the same force and effect as if expressly sei out in the body of this Lease.

1.4	Clauses and clause headings

1.4.1	The clause and paragraph headings in this Lease are for ease of reference only and shall not be taken into account in the construction or interpretation of any covenant, condition or proviso to which they refer.

1.4.2	References in this Lease to a clause or Schedule are references where the context so admits to a clause or Schedule in this Lease. References in a clause to a paragraph are (unless the context otherwise requires) references to a paragraph of that clause, and references in a Schedule to a paragraph are (unless the context otherwise requires) references to a paragraph of that Schedule.

6

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment I rust

1.5	Singular and plural meanings

Words in this Lease importing the singular meaning shall where the context so admits include the plural meaning and vice versa.

1.6	Statutes and statutory instruments

References in this Lease to any statutes or statutory instruments shall include and refer to any statute or statutory instrument amending, consolidating or replacing them respectively from time to time and for the time being in force.

1.7	Gender

Words in this Lease for the masculine gender shall include the feminine and neuter genders and vice versa and words denoting natural persons shall include corporations and firms and all such words Shall be construed interchangeably in trial manner

1.8	Joint and several obligations

Where two or more persons are included in the term “Tenant” all covenants, agreements, terms, conditions and restrictions shall be binding on and applicable to them jointly and each of them severally, and shall also be binding on and applicable to their personal representatives jointly and severally.

1.9	Contracts (Rights of “bird Parties”) Act 2001

The Parties do not intend that any term of this Lease shall be enforceable solely under or by virtue of The Contracts (Rights of Third Parties) Ad 2001 by arty person who is not a party to this Lease, save for the Property Manager, the Landlord’s and the Property Manager’s respective agents, independent contractors, invitees and employees. The Landlord may vary this Lease while the Tenant may not vary this Lease unless With the prior written approval of the Landlord, “he Landlord may assign, transfer, novate or otherwise dispose of all or any of its rights or obligations under this Lease, without the consent of the Tenant and any person who is not party to it.

1.10	Special Provisions

The covenants in the Special Provisions vary this Lease. If there shall be any inconsistency between the Special Provisions and the terms and conditions of this Lease, the Special Provisions shall prevail and have full force and effect.

2.	DEMISE, POSSESSION AND FITTING-OUT PERIOD

2.1	Demise

2.1.1	in consideration of the Rent, Service Charge and the Tenant’s covenants hereinafter reserved and contained, the Landlord HEREBY DEMISES to the Tenant ALL the Demised Premises more particularly described in Hem 3 of Schedule 1 together with (but to the exclusion of all other liberties, easements, rights or advantages):-

(a)	the right for the Tenant and others duly authorised by the Tenant but only so far as necessary and as the Landlord can lawfully grant the same of ingress to and egress from the Demised Premises in aver and along all the usual entrances, landings, passenger lifts and passage-ways leading thereto in common with the Landlord and all others so authorised by the Landlord and all other persons entitled thereto;

(b)	The right for the Tenant and others duly authorised by the Tenant to the use of such sufficient toilet facilities in the Building as shall be designated from time to time in writing by the Landlord but such use shall be in common with the Landlord and all Others so authorised by the Landlord and all other persons so entitled thereto;

(c)	the right for the Tenant and all others authorised by The Tenant to the use and benefit of the air-conditioning system installed in the Building in common with the Landlord and all others so authorised by the Landlord and all other persons entitled thereto.

7

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

Excepting and Reserving unto the Landlord the free and uninterrupted use of all gas. water, sewerage, electricity, air-conditioning services, telephone and other services or supplies from and to other parts of the Building in and through the Conducting Media and ancillary apparatus which now are or may during the Term be in, on, under, through or over die Demised Premises and all rights of entry upon the Demised Premises referred to in clause 3 of this Lease TO HOLD the Demised Premises unto the Tenant for the Term stated in item 5 of Schedule 1 YIELDING AND PAYING THEREFOR unto the Landlord during the Term the Rent and by way of further and additional rent, the Service Charge, subject to the Landlord’s right to increase the Service Charge in accordance with the provisions hereinafter contained.

2.1.2	The Tenant shall deliver the following to the Landlord upon the execution of this Lease:

(a)	a cashier’s order or business cheque for S$4,450.51 issued in favour of “HTSG A/C - STARHILL GBL REIT” being the aggregate payment of the following:

(i)	the top-up of Security Deposit: S$2.247.51 :

(ii)	the administration fee including goods and services tax thereon: S$545 00: and

(iii)	the stamp duty on this Lease S$1,658.00.

(b)	a cashiers order or business cheque for S$35,398.56 issued in favour of “HTSG A/C - STARHILL GBL REIT” being payment of three (3) months’ Additional Security Deposit for the Demised Premises if paid up capital is not fulfilled by 31 May 2025;

(c)	a certified true extract of the Tenant’s directors’ resolutions authorising the signatory to execute this Lease for and on behalf Of the Tenant in the form attached as Annexure B.

(d)	duly completed tenant contact form;

(e)	duly completed GIRO form;

(f)	duly completed direct credit authorisation form; and

(g)	any other payment(s) that may be due from the Tenant in accordance with this Lease and for any other document(s) that may be required by the Landlord in connection to this Lease.

2.2	Determination of Floor Area

2.2.1	Where the floor area of The Demised Premises specified in item 3 of Schedule 1 above (“Initial Floor Area”) is expressed to be subject to survey, upon survey by the Landlord’s surveyor, the Rent and Service Charge, the Security Deposit and other charges calculated on the floor area of the Demised Premises shall be adjusted accordingly. Such adjustment shall apply retrospectively from the Commencement Date.

2.2.2	Where the surveyed floor area of the Demised Premises (“Surveyed Floor Area”) is larger than the Initial Floor Area, the Tenant shall pay the shortfall in the amount of Rent and Service Charge (as calculated retrospectively from the Commencement Date), the shortfall in the amount of the Security Deposit, Die further stamp duty payable in respect of the revised Rent and Service Charge and other charges (collectively, ‘‘Costs”) due within seven (7) days of the date of the Landlord’s written notice of the Surveyed Floor Area and the Costs to the Tenant.

2.2.3	Where the Surveyed Floor Area is smaller than the Initial Floor Area, the excess Rent, Service Charge, Security Deposit (if paid in cash) and other charges shall be credited into the Tenant’s account with the Landlord and applied towards payment of the Rent and Service Charge next payable and other outstanding charges payable to the Landlord (if any).

2.2.4	The Parties acknowledge and agree that Landlord’s written notice to the Tenant of the Surveyed Floor Area and tie Costs (if any), and the determination of the Surveyed Floor Area by the Landlord’s surveyor, shall be final and binding on the Parties and deemed to be incorporated into this Lease without the need for a further letter or supplemental agreement to be prepared and executed as between the Parties: and all references to the floor area of the Demised Premises to this Lease shall refer to the Surveyed Floor Area.

8

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

2.3	Possession

The Tenant shall take possession of the Demised Premises on the Possession Date mentioned in item 12 of Schedule 1 or such date as the Landlord may specify in a written notice to the Tenant,

If, for any reason whatsoever, the Tenant is unable or fails to take possession of the Demised Premises by the Possession Date, the Landlord shall have the option to rescind this Lease. Upon rescission, this Lease shall be null and void and of no effect, All monies paid by the Tenant under this lease shall be refunded to the Tenant without interest, and neither party shall have any claim or demand against the other for costs, damages, compensation or otherwise in connection with the rescission of the Lease. For the avoidance of doubt, the Landlord shall not be required to refund or compensate the Tenant any stamp duty. GST, administration fee, legal and other fees and expenses paid by the Tenant in respect of this Lease.

2.4	Fitting-out Period

A Fitting-out Period of the duration mentioned in item 13 of Schedule 1 will be granted to the Tenant to carry out the Tenant’s Works which shall be completed by the Tenant within the Fitting-out Period. The Landlord or the Property Manager shall give the Tenant written notice specifying the date upon which possession of the Demised Premises will be given to the Tenant. The Tenant may thereafter but subject to compliance by the Tenant with Clause 2.5 carry out the Tenant’s Works at its own expense in accordance with the provisions of Clause 2.5 hereof.

2.5	Tenant’s Works

2.5.1	The tenant shall carry out at its own costs and expense all works required by the Tenant for the purpose of fitting-out the Demised Premises including all or any of the following works as the Tenant may consider necessary:-

(a)	Partitioning within the Demised Premises and any variation to the standard corridor or inter-tenancy partitions for the subdivided suites supplied arid erected by the Landlord;

(b)	All mechanical and electrical engineering works including:-

(i)	installation of all necessary electrical wiring, conduits, etc. for additional power points, light fittings and all other fixtures and fillings and any upgrading of electrical supply.

(ii)	all alteration works relating to the ceilings, air-conditioning and fire protection devices etc.;

(iii)	where water or gas is to be supplied to the Demised Premises, installation of water and other pipes, apparatus, fittings, fixtures and all necessary plumbing,

(c)	Provision of approved floor and/or wall covering or finishes within the Demised Premises;

(d)	Provision of window blinds of the type, quality and colour to be approved by the Landlord or the Properly Manager for the purpose of maintaining uniformity to the window facade Of the Building, and

(e)	The installation of all telephones, teleprinters and facsimile machines as the Tenant may require

2.5.2	The Tenant shall immediately prior to die commencement of the Tenant’s ‘Works deposit with the Landlord the sum of Singapore Dollars Four Thousand (S$4,000,00) as security for the due performance by the Tenant of the following obligations;-

(a)	the Tenant shall keep the Demised Premises and the Common Area clean and tidy and on completion of the Tenant’s Works, the Tenant shall remove all waste materials and debris to such places within the grounds of the Building as the Landlord or the Property Manager shall designate or from the Building in a manner satisfactory to the Landlord or the Property Manager; and

9

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

(b)	the Tenant shall make good to the satisfaction of the Landlord or the Property Manager all damage to the Demised Premises and the Building resulting from the execution of the Tenant’s Works.

If the Tenant fails to comply with the provisions of paragraph (a) and/or (b) above, the Landlord may effect the works, and apply the renovation deposit in meeting the costs and expenses so incurred by the Landlord, and the renovation deposit subject to any deductions to be made by the Landlord pursuant to the provisions herein, shall he repaid to the Tenant, without interest, within one (1) month after the satisfactory completion of the Tenant’s Works If the renovation deposit shall be insufficient, the Tenant shall pay to the Landlord on demand all expenses so incurred with Interest from the date of expenditure until the date they are paid by the Tenant io the Landlord (such expenses and Interest to be recoverable as if they were rent in arrears).

2.5.3	Prior to the commencement of the Tenant’s Works, the Tenant shall at Its own costs and expense:

(a)	appoint consultants approved by the Landlord, to advise the Tenant on the layout and specifications for the Tenant’s works and to assist the Tenant in the submission of plans and the supervision of aft works to be carried out by the Tenant. The fees and expenses of such consultants shall be borne try the Tenant and forthwith paid by the Tenant when they fall due;

(b)	submit to the Landlord or the Property Manager for approval, all plans, layouts, designs, drawings and specifications for the Tenant’s Works (including details of proposed materials to be used for the Tenant’s Works) before the Tenant Submits the same to any relevant government authority for the approval:

(c)	effect and maintain comprehensive all risks insurance policies, workmen’s compensation and public liability policies, covering the period from the date Of commencement of the Fitting-out Period io the date of completion of the Tenant’s Works for insurable amounts acceptable to the Landlord, with an insurance company approved by the Landlord, naming the Landlord and the tenant’s fitting-out contractor as the co-insured parties for their respective rights and interests. The Tenant shall produce the insurance policies for Lie inspection of the Landlord or the Property Manager prior to the commencement of the Tenant’s Works.

2.5.4	The Tenant shall apply for and obtain the Requisite Consents in relation to the Tenant’s Walks.

2.5.5	Following the approval of the Landlord or the Property Manager and the obtaining of the Requisite Consents, the Tenant shall proceed to carry out and complete the Tenant’s Works to the Landlord’s reasonable satisfaction:-

(a)	in accordance with the plans, layouts, designs, drawings, specifications and other details approved by the Landlord or the Property Manager and in accordance with the Relevant Consents in relation to the Tenant’s Works:

(b)	with good and suitable materials of a type, quality, colour and standard approved by the Landlord or the Property Manager;

(c)	under the supervision of an architect or engineer appointed by the Landlord;

(d)	in a good and workmanlike manner in accordance with good building practice and in compliance with the requirements of the Landlord’s or the Property Manager’s architect;

(e)	so as not to cause any Obstruction or interference with the works of the other tenants or occupiers of the Building;

(f)	in compliance with all statutes, orders and regulations made under codes of practice of local authorities and competent authonties affecting the Tenant’s Works and for the Demised Premises; and

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

(g) with due diligence.

2.5.6	For the purpose of the Tenant’s Works :-

(a) the Tenant and its contractors shall co-ordinate their activities with the Landlord or the Property Manager and their respective agents and employees and strictly comply with the requirements and specifications issued by the Landlord or the Property Manager from time to time;

(b) the Tenant shall carry out the Tenant’s Works during between the hours of 9 a.m and 6 p.m unless the Landlord or the Property Manager in its absolute discretion allows access at other times;

(c) the Tenant may use electric power and water available on site subject to the approval of and co-ordination with the Landlord or the Property Manager and their respective agents and employees; and

(d) until the Commencement Date, use and occupation by the Tenant of the Demised Premises shall be by way of licence only and shall be solely for the purpose of carrying out the Tenant’s Works and shall be at the Tenant’s own risk in all respects.

2.5.7	The Tenant’s Works shall only be carried out by a contractor appointed by the Tenant and approved by the Landlord or the Property Manager. Without limiting the foregoing, all fire sprinkler works must be carried out by such firm as approved by the Landlord or the Property Manager.

2.5.7A	A contractor approved by the Landlord or the Property Manager pursuant to clause 2.5.7 above shall not be deemed to be an agent or employee of the Landlord or the Property Manager and the Tenant shall not have any claim whatsoever against the Landlord or the Property Manager in respect of any act, omission, default, misconduct or negligence of any such contractor.

2.5.8	In the event that the Tenant’s Works or any part thereof requires the appointment of a structural engineer, the Tenant shall appoint the Landlord’s nominated structural engineer for the Building and the fees and expenses of such engineer shall be paid by the Tenant directly to the engineer.

2.5.9	The Tenant shall permit the Landlord, or the Property Manager and their respective employees or agents at all reasonable times to enter, inspect and view the Demised Premises to ascertain if the Tenant’s Works are or have been carried out in accordance with the provisions of this clause 2.5. If any breach of the provisions of this clause 2.5 shall be found upon such inspection, the Tenant shall upon notice by the Landlord or the Property Manager take all necessary steps for the rectification of such breach.

2.5.10	Completion of the Tenant’s Works shall be subject to approval by the Landlord, or the Property Manager and their respective architects or engineers and the Tenant shall not make any additions, alterations or renovations to the said installations, partitions and other works except with the prior written approval of the Landlord or the Property Manager. The fees of any architect, engineer or other consultant employed by the Landlord for the purpose of considering, approving and supervising the plans, specifications, materials and all works carried out by the Tenant and all other costs, charges and expenses incurred by the Landlord in connection therewith shall be bome by the Tenant and paid by the Tenant to the Landlord on demand.

2.5.11	The Tenant shall indemnify and keep the Landlord indemnified against :-

(a) the breach, non-observance or non-performance of any Requisite Consents in relation to the Tenant’s Works; and

(b) any claims, demands or proceedings brought by any adjoining owner, tenant, occupier or member of the public arising out of or incidental to the execution of the Tenant’s Works.

2.5.12	Any delay in carrying out or completing the Tenant’s Works shall not be a ground for postponing the commencement of the Term or payment of Rent, Service Charge and other moneys reserved by this Lease, or relieve in any way the Tenant from the performance and observance of the obligations, covenants, conditions and provisions on the Tenant’s part to be performed and observed.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

3.	TENANT’S COVENANTS

3.1	The Tenant hereby covenants with the Landlord as follows :-

	3.1.1	Rent and Service Charge

To pay to the Landlord without demand during the Term, the Rent and Service Charge as stated in items 7 and 8 of Schedule 1 respectively, monthly in advance on the first day of every calendar month (each a “Payment Date”) clear of all deductions and the Tenant must not exercise or seek to exercise any right or claim to withhold Rent or Service Charge or any right or claim to legal or equitable set-off.

	3.1.2	Date for Payment

The first payment of Rent and Service Charge payable in advance shall be made in full on the execution of this Lease by the Tenant and subsequent payments of the monthly Rent and Service Charge in advance shall be made on the first day of every subsequent month without demand and without deductions whatsoever.

	3.1.3	Interest on Late Payment

If the whole or any part of the Rent, Service Charge and other monies due under this Lease shall remain unpaid ten (10) days after they shall have become due (whether such Rent Service Charge or other monies be formally demanded or not) or if the Landlord shall refuse to accept the tender of Rent, Service Charge or other monies because of a breach of covenant on the part of the Tenant, then to pay Interest on such Rent (or part thereof), Service Charge (or part thereof) and other monies, such Interest to be computed on the basis of a 365 day year from the due date until they are paid to (or accepted by) the Landlord and such Interest shall be recoverable from the Tenant as if they were rent in arrears PROVIDED THAT the said rate of interest shall apply both before as well as after judgment. Nothing in this clause shall entitle the Tenant to withhold or delay any payment of the Rent, Service Charge or any other sum due under this Lease after the date upon which they fall due or in any way prejudice, affect or derogate from the rights of the Landlord in relation to such non-payment including (but without prejudice to the generality of the above) under the proviso for re-entry contained in this Lease.

	3.1.4	Paid-up Capital & Additional Security Deposit

(a) Where the Tenant is a company incorporated in Singapore, the Tenant shall have a paid up capital equivalent to at least six (6) times the monthly Rent and Service Charge payable by the Tenant. Where the paid up capital of the Tenant is less than six (6) times the monthly Rent and Service Charge payable by the Tenant, the Tenant shall provide an additional security deposit, in the form of either cash or bankers’ guarantee by a bank acceptable to the Landlord, for a sum equivalent to three (3) months’ Rent and Service Charge; and

(b) Where the Tenant is a foreign company registered as a branch in Singapore or a representative office, the Tenant shall be required to furnish additional security deposit in the form of cash or bankers’ guarantee by a bank acceptable to the Landlord for a sum equivalent to three (3) months’ Rent and Service Charge.

(Each an “Additional Security Deposit”)

	3.1.5	Taxes

(a) It is hereby agreed that the Rent, Service Charge and other sums payable by the Tenant under this Lease (hereinafter collectively called the “Agreed Sum”) shall, as between the Landlord and the Tenant, be exclusive of any applicable GST, consumption tax, value added tax or other imposition, duty and levy whatsoever (hereinafter collectively called “Taxes”) which may from time to time be imposed or charged before, on or after the commencement of this Lease (including any subsequent revisions thereto and increases in the rates of such Taxes and whether or not such Taxes shall have been imposed or levied at the commencement of this Lease) by any government, quasi-government, statutory or tax authority (hereinafter called the “Authorities”) on or calculated by reference to the amount of the Agreed Sum (or any part thereof) and the Tenant shall pay all such Taxes or reimburse the Landlord for the payment of such Taxes, as the case may be, in such manner and within such period as to comply or enable the Landlord to comply with any applicable orders or directives of the Authorities and the relevant laws and regulations.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

	(b)	If the Landlord or the Tenant (or any person on their behalf) is required by law to make any deduction or withholding or to make any payment, on account of such Taxes, from or calculated by reference to the Agreed Sum (or any part thereof) :-

(i) The Tenant shall pay, without requiring any notice from the Landlord all such Taxes for its own account (if the liability to pay is imposed on the Tenant), or on behalf of and in the name of the Landlord (if the liability to pay is imposed on the Landlord) on receipt of written notice from the Landlord, and without prejudice to the foregoing, if the law requires the Landlord to collect and to account for such Taxes, the Tenant shall pay such Taxes to the Landlord (which shall be in addition to the Tenant’s liability to pay the Agreed Sum) on receipt of written notice from the Landlord; and

(ii) the sum payable by the Tenant in respect of which the relevant deduction, withholding or payment is required on account of such Taxes, shall be increased to the extent necessary to ensure that after the making of the aforesaid deduction, withholding or payment, the Landlord or any person or persons to whom such sum is to be paid, receives on due date and retains (free from any liability in respect of any such deduction, withholding or Taxes) a net sum equal to what would have been received and retained had no such deduction, withholding or payment been required or made.

	(c)	The rights of the Landlord under this clause shall be in addition and without prejudice to any other rights or powers of the Landlord under any applicable order or directive of the Authorities or any relevant law or regulation, to recover from the Tenant the amount of such Taxes which may be or is to be paid or borne by the Landlord.

	(d)	The Tenant shall indemnify and hold harmless the Landlord from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the Landlord arising from any claim, demands, proceedings or actions that may be made or instituted by the Authorities in respect of such Taxes and resulting from any failure or delay on the part of the Tenant in the payment and discharge of any such Taxes.

3.1.6	Security Deposit

	(a)	On or before the execution of this Lease, to pay to the Landlord the Security Deposit in the amount as mentioned in item 10 of Schedule 1 being a sum equivalent to the aggregate of three (3) months’ Rent and three (3) months’ Service Charge, which Security Deposit shall be maintained at that amount during the Term

	(b)	The Security Deposit shall be held by the Landlord as security for the due performance and observance by the Tenant of all the covenants and provisions contained in this Lease and subject to any deductions to be made by the Landlord pursuant to the provisions of this Lease, shall be repaid to the Tenant without interest after the expiration of the Term.

	(c)	If the Tenant shall commit a breach of any of the provisions of this Lease, the Landlord shall be entitled but not obliged to apply the Security Deposit or any part thereof in or towards payment of moneys outstanding or making good any breach by the Tenant or to deduct from the Security Deposit the loss or expense to the Landlord occasioned by such breach but without prejudice to any other remedy which the Landlord may be entitled. If any part of the Security Deposit shall be applied by the Landlord in

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

	(d)	If from time to time during the Term, the Rent or Service Charge is increased, the Security Deposit paid by the Tenant to the Landlord shall likewise be increased and the difference shall be paid within fourteen (14) days of the Landlord’s notice requiring payment.

	(e)	During the continuance of this Lease, the Tenant shall not be entitled in any manner to use the Security Deposit or any part thereof to set off against the Rent, Service Charge or any part thereof.

3.1.7	Service Charge

	(a)	Revision of Service Charge : The Landlord shall be entitled at any time and from time to time to revise the Service Charge by serving a notice on the Tenant of such intention;

	(b)	Payment of revised service charge : If there is any increase in the cost of the services supplied by the Landlord or any increase in the contributions (and any revisions thereof) as may from time to time be levied in respect of the Demised Premises by the Management Corporation for the purpose of the Management Corporation meeting actual or expected liabilities referred to in section 39 of the BMSMA and for the establishment of the management fund and sinking fund referred to in section 38 of the BMSMA, including any Taxes payable in respect of the cost of such services and contributions, the Tenant shall pay an increased portion in the Service Charge in each and every month representing the extra costs as is attributable to the Demised Premises at the same time and in the same manner as hereinbefore mentioned with regard to the Service Charge and such increase shall take effect as from the date specified in the said notice (whether retrospective or prospective). The Landlord’s or the Property Manager’s written notice of the said increase to be borne by the Tenant shall be accepted by and be binding on the Tenant as final and conclusive. The provisions of this clause shall continue to apply notwithstanding the expiry or sooner determination of this Lease.

	(c)	Services .: The term “cost of the services supplied by the Landlord” where used in this Lease shall mean the total sum of all outgoings, costs and expenses of the Landlord assessed or assessable, charged or chargeable, paid or payable or otherwise incurred in respect of the Building (including in such term for the purposes of this clause the curtilage of the Building and all levels thereof including, but without limiting the generality of the foregoing, those levels below ground level whether used for the parking of motor vehicles or otherwise) and in the control, management, maintenance of the Building and in particular but without limiting the generality of the foregoing shall include :-

		(i)	all charges for and costs in relation to the supply of water and removal of all sewerage, waste and other garbage from the Building and the land on which the Building is erected;

		(ii)	all amounts payable in respect of insurance relating to the Building and the equipment and appliances therein including but without limiting the generality of the foregoing, public liability insurance; all costs of management, control and administration of and security for the Building including the wages, bonuses and other benefits of all staff including administration, accounting and all support staff;

		(iv)	all rates, taxes, charges, assessments, duties and fees of any public, governmental or semi-governmental body, authority or department levied, assessed or charged in respect of the Building and not by this Lease being the responsibility of any tenant;

		(v)	all fees payable to the auditors, accountants and other professional consultants of the Landlord in respect of the Building;

		(vi)	all cost incurred in the lease, hire, repair, maintenance and operation of all loudspeakers, public address and music broadcasting systems in the Common Area (if applicable);

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

		(vii)	all fees and costs incurred by the Landlord in complying with the requirements from time to time of any governmental, semi-governmental, health, licensing or other authority having jurisdiction or authority in respect of the Building excluding any of such requirements which are the responsibility of a particular tenant or occupier of the Building;

		(viii)	the management fees payable by the Landlord to the Landlord’s property manager of the Building;

		(ix)	all sums in each year as the Landlord may decide to set aside as a fund to cover repairs, renovations, painting, replacements and maintenance of a substantial but infrequent or irregular nature of the Building and the plant, machinery and electrical and other apparatus therein and depreciation of the same and any replacements thereof; and

		(x)	all items of expenditure incurred by the Landlord in carrying out all other works, acts, matters or things or in providing all such other services or amenities of any kind whatsoever in relation to the common areas in the Building.

	(d)	Landlord’s protection provisions: The Tenant shall not be entitled to object to the cost of the services supplied by the Landlord (or any item comprised in it) or otherwise on any of the following grounds :-

		(i)	the inclusion in a subsequent Service Charge period of any item of expenditure or liability omitted from the cost of the services supplied by the Landlord for any preceding Service Charge period; or

		(ii)	an item of charge included at a proper cost might have been provided or performed at a lower cost; or

		(iii)	disagreement with any estimate of future expenditure for which the Landlord requires to make provision so long as the Landlord has acted in good faith and in the absence of manifest error; or

		(iv)	the manner in which the Landlord exercises its discretion in providing services so long as the Landlord acts in good faith and in accordance with the principles of good estate management; or

		(v)	the employment of Property Managers to carry out and provide on the Landlord’s behalf the services referred to in clause 3.1.7(c).

3.1.8	Property Tax

	(a)	The Tenant shall pay as and when required by the Landlord the additional sum in respect of property tax or other imposition of a like nature by whatever name called that may be levied and imposed (from time to time whether retrospective or otherwise) upon or in respect of or apportioned or attributable to the Demised Premises over and above the amount of such property tax or other imposition of a like nature by whatever name called, levied and imposed as at the Commencement Date.

	(b)	Where the property tax actually paid by the Landlord to the government apportioned or attributable to the Demised Premises exceeds the property tax that would have been payable by the Landlord to the Government had the annual value assessed by the government been the same as the annual base rental paid by the Tenant to the Landlord under this lease, the Tenant shall pay as and when required by the Landlord the excess property tax.

	(c)	The provisions of this clause 3.1.8 shall continue to apply notwithstanding the expiry or sooner determination of this Lease.

	(d)	Objection to any assessment of annual value or imposition of property tax on the Demised Premises during the Term may be made only by the Landlord in its sole discretion. The Landlord may (but shall not be under any obligation to do so) take into account any of the Tenant’s objections to the annual value or imposition of property tax on the Demised Premises.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

3.1.9	Covenants relating to alterations, etc to Demised Premises

	(a)	The Tenant shall not make or permit to be made any alterations in or additions to the Demised Premises or any part thereof or the Landlord’s fixtures, fittings and decorations therein and in particular not to make or permit to be made any such alterations or additions that will prevent the full and unrestricted use and benefit of the air-conditioning system to portions of the Building adjoining the Demised Premises without having first obtained the written consent of the Landlord or the Property Manager.

	(b)	For the purpose of seeking the Landlord’s or the Property Manager’s consent herein, the Tenant shall submit to the Landlord or the Property Manager all plans, layouts, designs, drawings, specifications and details of proposed materials to be used for any proposed alterations and additions. Alterations and additions for the purpose of this clause shall include but shall not be limited to work relating to:

(i) internal partitions, floors and ceilings within the Demised Premises;

(ii) electrical wiring, conduits, light fittings and fixtures;

(iii) air-conditioning installations, ducts and vents;

(iv) fire protection devices;

(v) all plumbing and gas installations, pipes, apparatus, fittings and fixtures;

(vi) all mechanical and electrical engineering works.

The Landlord may in its discretion permit such alterations or additions where they are in keeping with the Landlord’s standards that the Building be kept and maintained as a first rate office building on Orchard Road, Singapore.

	(c)	The Landlord shall be entitled to engage its architect, engineer or other consultant(s) for the purpose of considering the plans, specifications and materials relating to the proposed alterations or additions and for the purpose of supervising all works carried out by the Tenant, the fees and expenses of such architect, engineer and consultant(s) incurred in connection therewith shall be borne by the Tenant and forthwith paid by the Tenant to the Landlord on demand. If the Tenant fails to make payment on demand, the Landlord may effect payment of the same and all expenses so incurred by the Landlord together with Interest from the date of expenditure until the date they are paid by the Tenant to the Landlord, shall be recoverable from the Tenant as if they were rent in arrears.

	(d)	All alterations and additions to the Demised Premises shall only be carried out by a contractor appointed by the Tenant and approved by the Landlord or the Property Manager. A contractor approved by the Landlord or the Property Manager pursuant to this sub-clause (d) shall not be deemed to be an agent or employee of the Landlord or the Property Manager and the Tenant shall not have any claim whatsoever against the Landlord or the Property Manager in respect of any act, omission, default, misconduct or negligence of any such contractor

	(e)	All planning and other consents necessary or required pursuant to the provisions of any statute, rule, order, regulation or by-law for any alteration or addition to the Demised Premises or any part thereof, shall be applied for and obtained by the Tenant at its own costs and expense.

	(f)	The Tenant shall carry out and complete all alterations and additions to the Demised Premises in accordance with plans, layouts, designs, drawings, specifications and using materials approved by the Landlord or the Property Manager, in a good and workmanlike manner in accordance with all planning and other consents referred to in architect. clause 3.1.9(e), and in compliance with the reasonable requirements of the Landlord’s

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

(g)	The Tenant shall not install or erect any exterior lighting, shade, canopy or awning or other structure in front of or elsewhere outside the Demised Premises.

(h)	Upon the determination of the Term, if requested by the Landlord or the Properly Manager, the Tenant shall remove all such alterations n or additions to the Demised Premises whether constructed by the Tenant or by any previous tenants so as to restore the Demised Premises to its original state and condition at the expense of the Tenant

31.10	No hacking

That the Tenant shall not whether in the course of its fitting-out works or ancillary thereto or at any time for any purpose whatsoever, execute or permit to be executed any works involving the hacking of the floors of the Demised Premises.

3.1.11	Use

The Tenant will not use or permit to be used the Demised Premises or any part thereof:-

(a)	otherwise than for the purpose specified in item 14 of Schedule 1 and will not permit or suffer the use of the same or any part thereof for arty other purpose whether temporary or permanent;

(b)	for any noxious, noisy or offensive trade or business;

(c)	for any gambling, betting or any illegal or immoral act or purpose,

(d)	for the sale by wholesale of tobacco in any form;

(e)	for any purpose which would be a nuisance, annoyance, disturbance, Inconvenience or damage to the Landlord or its other tenants or occupiers of the Building or to the owners, tenants and occupiers of adjoining and neighbouring units;

(f)	for the manufacture, storage, distribution or sale by wholesale of liquor;

(g)	for the storage, sale distribution or use of obnoxious goods or dangerous or illegal drugs; or

(h)	for cooking or residential purposes or for sleeping in.

3.1.12	Assignment or other dealing

The Tenant will no! during the continuance of this Lease assign, sublet, part with possession or otherwise deal with or dispose of the Demised Premises or any part thereof. For the purposes hereof any change in the principal shareholding Of the Tenant altering (he effective control of the Tenant shall be deemed an assignment of this Lease.

3.1.13	Conduct of Business

(a)	To conduct its business at the Demised Premises as specified in item 14 of Schedule 1 or such business as shall have received the Landlord’s prior consent at all times in good faith and Ina reputable manner;

(b)	To refer to the Building by its proper name wherever the Tenant designates or refers to the Building in any newspaper or other advertising stationary or other printed material;

(c)	To be responsible for Obtaining and keeping in force all governmental approvals, licences and permits necessary for the concoct of its business al the Demised Premises and for ensuring that the terms and conditions of such approvals, licences and permits are Strictly adhered to and shall indemnify the Landlord against any consequences or proceedings arising from the Tenant’s default in complying with the provisions of this clause.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

3.1.14	Signs

The Tenant shall not without the prior approval in writing of the Landlord or the Property Manager (such approval not to be unreasonably withheld) erect, display, affix or exhibit on or to the exterior of the Demised Premises any Signs, lights, embellishments, advertisements, name or notice which do not conform to the reasonable requirements and standard of the Landlord or the Property Manager as to location, design, quality, size and appearance.

3.1.15	Restrictions on use of name of Building

(a)	The Tenant shall not without the Landlord’s prior written consent use the name of the Building or any derivative name sounding similar thereto or any picture or likeness of the Building or the Demised Premises in its registered or trade name or trade mark or service mark or for any advertising or purpose other than as the address and place of business of the Tenant Provided That the Tenant shall he entitled to incorporate references to and illustrations and sketches of the Building in any dockets, vouchers, catalogues and advertisements or sales promotion material relating to the business carried on by it in the Building. If the Tenant’s registered name or trade name or trade mark or service mark shall include the name or title of the Building or any derivative name sounding similar thereto, the Tenant will upon the expiration of sooner determination of the Term, lodge with the Registrar of Businesses, Notice of Cessation of the use of such name if it is registered under the Business Names Registration Act 2014 or if the Tenant is a company and the name of the company includes the said name or title, shall lake an steps necessary to remove such name or title from the name of the company.

(b)	In the event that the Landlord gives its consent for such use, the Landlord may impose such terms and conditions as it may deem fit including payment by the Tenant of a fee and all costs and expenses incurred by the Landlord in giving its consent.

(c)	If. for whatever reason, the Landlord decides to change the name of the building or if the competent authority refuses permission to use the name “Wisma Atria’, the Landlord reserves the right to provide an alternative name and the Tenant shall accept such alternative name and shall not raise any objections in connection therewith.

3.1.16	Radio, television aerials

The Tenant shall not without the consent in writing of the Landlord or the Property Manager erect or place upon, within or outside the Demised Premises any radio or television aerial or antenna or any loudspeakers, screens or similar devices or equipment and will rot without the like consent use or permit to be used any radio, gramophone, television or other like media or equipment likely to be heard or seen from outside the Demised Premises. Provided however that any consent so given as aforesaid may at any time be withdrawn where the Landlord or the Property Manager so determines having regard to the interests of the Building as a whole and/or the rights or interests of other tenants, occupiers or persons lawfully therein.

3.1.17	Parking of delivery vehicles

The Tenant shall not permit hade vehicles white being used for delivery and pick up of merchandise to or from the Demised Premises to be driven, parked Or stopped at any place of time within the Building except within the loading dock of the Building or at such other place or places and at such time or times as the Landlord or the Management Corporation may specifically allow and the Tenant shall prohb.t its employees, service suppliers and others over whom it may have control from parking their delivery vehicles during loading or unload-ng in any place Other than the said loading dock or such other places which the Landlord may from time to time allot for such purposes and from obstructing in any manner howsoever the entrances, exits and driveways in and to the common parking area and also the pedestrian footways in or to the Common Area.

3.1.18	Loading dock

The Tenant shall rot use or permit to be used the said loading dock for the storage of goods or for any other’ purpose other than for the prompt loading and unloading of goods.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

3.1.19	Common Areas

The Tenant shall not by its employees or agents solicit business in the parking or other common areas nor distribute pamphlets or Other advertising matter in motor or other vehicles parked in the parking area or In any other common areas nor display advertising malarial and shall at all times comply with any by-laws from time to time laid down by the Management Corporation.

3.1.20	Rules and Regulations of Building

The Tenant shall at all times observe and comply with the rules and regulations of the Building set out in Schedule 2 and the by-laws of the Management Corporation (and as from time to time varied or amended as hereinafter provided) relating to the management and care of the Building and the conduct of tenants Provided That no amendment or variation of such rules, regulations or by-laws or any variation thereof shall be inconsistent with the rights of the Tenant as expressed in this Lease And the Tenant agrees that failure of the Tenant to comply with any of such rules, regulations or by-laws as may from time to time be in force shall constitute a breach of the terms of this Lease in the same manner as if the rules, regulations or by-laws were contained herein as covenants with the Landlord. And Provided Always that the Landlord shall not be liable to the Tenant in any way for violation of the rules, regulations or by-laws by any persons including other tenants of the Building or the employees, independent contractors, agents, visitors, invitees or licensees thereof.

3.1.21	No representations on suitability

The Tenant acknowledges and declares that no promise, representation, warranty or undertaking has been given by or on behalf of the Landlord in respect of the suitability or adequacy of the Demised Premises or the Building for any business to be carried on therein or to the fittings, finishes, facilities and amenities of the Demised Premises or the Building or as to other businesses to be carried on in the Building otherwise than in the Lease contained and all warranties (if any) as to suitability and adequacy of the Demised Premises implied by law are hereby expressly negatived.

3.1.22	Utilities

(a)	The Tenant will pay all charges (including any taxes thereon) for electricity, water and gas (if any) separately metered and consumed in or on the Demised Premises directly to SP Services Ltd (formerly known as Power Supply Ltd) or other relevant corporate entity or authority and will also pay all charges in respect of any telephone services connected to the Demised Premises and all other charges (including hire charges for any equipment or appliances supplied to the Tenant) and impositions imposed by any relevant corporate entity or authority for the supply of any service separately supplied to the Demised Premises. In the event of such water, electricity gas and any other services not being supplied and metered separately to the Demised Premises, the Tenant will pay to the Landlord a proportionate part of the cost thereof, such cost to be calculated by the Landlord and notified to the Tenant in writing and such notification shall be conclusive as to the amount thereof and in the event of SP Services Ltd or other relevant corporate entity or authority responsible for the supply of the water, electricity gas and any other services supplied and used in the Building increasing the charges therefor the Tenant shall pay to the Landlord a proportionate part of such increased cost as calculated by the Landlord and notified to the Tenant in writing, which notification shall be conclusive as to the amount thereto.

(b)	Without prejudice to Clause 3.1.22(a) above, in the event that, during the Term>

(i)	the Landlord intends to purchase in bulk electricity for the Building or any part thereof from a specific retail electricity licensee for the supply of electricity or to change such retail electricity licensee, the Landlord will notify the Tenant of the same in writing and the Tenant shall agree to the Landlord’s appointed retail electricity licensee (the “Retailer”) and shall join the Landlord in its application for such purchase and the Tenant shall enter into such electricity supply agreement with the Landlord and/or such other party or parties as the Landlord may determine and on such terms as may be prescribed or approved by the Landlord; and

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(ii)	the Landlord agrees with the Retailer to furnish a lump sum utilities deposit for the entire Building, the Landlord will notify the Tenant of the same in writing and the Tenant shall pay to the Landlord such amount as stated in the Landlord’s notification being the Tenant’s share of the utilities deposit (the “Tenant’s Utilities Deposit”), such notification shall be conclusive as to the amount thereto. The Tenant’s Utilities Deposit shall be paid to the Landlord within seven (7) days’ receipt of the Landlord’s notification and shall be held by the Landlord as security for payment of the utilities charges (including any taxes thereon) by the Tenant in respect of the Demised Premises. The Landlord shall be entitled to deduct from or apply the Tenant’s Utilities Deposit or part thereof towards payment of any outstanding utilities charges incurred by the Tenant. The Tenant’s Utilities Deposit (less any deductions) will be refunded without interest to the Tenant after the expiration or sooner determination of this Lease.

3.1.23	No auctions

The Tenant shall not conduct or permit to be conducted in a! or from the Demised Premises the sale of any of the Tenant’s plant, equipment, machinery, furniture, fittings or other goods or any items whatsoever by way of auction.

3 1.24	Restrictions OP advertising

The Tenant shall not use the Common Area or any part thereof for any business or commercial purposes or the display or advertisement of any goods or services except with the consent in writing of the Landlord or the Property Manager and in accordance with any conditions imposed by the Landlord or the Property Manager.

3.1.25	Air-conditioning

(a)	The Tenant shall not without the prior written consent of the Landlord or the Property Manager install or use its own air-conditioning or cooling units or other methods of cooling.

(b)	Where any plant, machinery or equipment for cooling or circulating air is installed in or about the Demised Premises the Tenant will al alt times use and regulate the same so that it is in reasonable balance with conditions in the public areas and shall at the Tenant’s expense keep such plant in good repair and condition and regularly serviced at least four times à Calendar year .

(c)	If requested by the Tenant, the Landlord may (but shall De under no obligation so to do) at the cost of the Tenant install additional tan coil units in the Demised Premises and the Tenant shall pay to the Landlord Singapore Dollars One Thousand Five Hundred (S$1,500.00) (hereinafter called “additional fan coil levy”) per month per additional fan coil unit in advance on the first day of every calendar month and clear of all deductions Provided Always trial the Landlord shall be entitled upon giving 50 days’ written notice to the Tenant to increase the additional fan coil levy. If the Tenant does not agree to pay such increase, the Landlord shall remove all additional fan coil units at the cost of the Tenant.

(d)	(i)	If requested by the Tenant the Landlord may (but shall not be under any obligation so to do) provide air-conditioning services to the Demised Premises before or after the normal office hours of 8 a.m. to 6 p.m. (Mondays to Fridays) and 8 am to 1 pm on Saturdays. The Tenant shall pay for such air-conditioning services at the rate of Singapore Dollars One Hundred (S$100.00) per hour from 10 a.m. to 10 p.m. and Singapore Dollars One Hundred and Twenty (S$120.00) per hour from 10 p.m. to 10 a.m. (Mondays to Sundays). The Landlord shall be entitled at any time and from time to time to revise the charges for such air-conditioning services by giving the Tenant one (1) week’s written notice.

(ii)	In the event the Tenant opens its for office either before or after normal office hours and air conditioning services are provided during this time by the Landlord, the Tenant she I pay for such services at the rate set out above.

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as trustee of Starhill Global Real Estate Investment Trust

(e)	The Landlord Shall not be under any liability to the Tenant or to any persons arising from any inability or failure on the part of the Landlord to operate or maintain any air- conditioning plant at any time or times for any reason whatsoever and to the extent to which the Landlord has control over the same the use and operation of such plant shall at all times be at the discretion of the Landlord.

3.1.26	Infectious Illness

(a)	The Tenant will in the event of any infectious illness set out in the First and Second Schedules of the Infectious Diseases Act 1976 occurring in the Demised Premises forthwith give notice thereof to the Landlord, the Property Manager and to the proper public authorities and will at its expense thoroughly fumigate and disinfect the Demised Premises to the satisfaction of the Landlord, the Property Manager or such public authorities and otherwise comply with their lawful requirements in regard to the same.
(b)	The Tenant Shall comply with all statutory provisions and all rules and regulations made under any statutes, subsidiary legislation or bylaws in respect of the sanitary arrangements, hygiene health or cleanliness of the Demised Premises.

3.1.27	Notice of Defects

The Tenant Will give to the Landlord or the Property Manager prompt notice in writing of defects or want of repair in any services to or fillings in the Demised Premises and of any circumstances likely to be a or cause danger, risk or hazard to the Demised Premises or to the Building or any person therein.

3.1.28	Access for Power Supply

The Tenant shall give SP Services Ltd and/or Other relevant corporate entity or authority and their respective employees the right of access to and from the electrical substation(s) located in the Building at all times and shall not do or permit to be done any act or thing which might impede the right of access granted hereby.

3.1.29	No Touting

The Tenant shall not by itself, its employees or agents carry out any touting activities in the Common Area or in any other part of the Building.

3.1.29A	Business Methods

The Tenant shall not practise undesirable or inappropriate business methods whether as regards advertising, selling or otherwise including money laundering which in the opinion of the Landlord or the Property Manager would affect the reputation of the Landlord and/or the Building or would confuse, mislead or deceive the public.

3.1.30	No inflammables on premises

The Tenant will not (other than in accordance with the Specified use of the Demised Premises approved by the Landlord) store chemicals, inflammable liquids, acetylene gas or alcohol volatile or explosive oil compounds or substances upon the Demised Premises and will not use any of such substances or fluids in the Demised Premises for any purposes.

3.1.31	No “pay-telephones”

The Tenant shall not install in or at the Demised Premises any “pay-telephones” or telephones operated by coins, cash cards, credit cards or any other forms of payment.

3.1.32	No Smoking

The Tenant shall ensure that its employees, invitees, licensees or contractors do not smoke cigarettes, cigars or other similar substances in the Demised Premises or in any part of the Building. The Landlord or the Property Manager shall be entitled to conduct random inspections without prior notice.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

3.1.33	Legal Costs

The Tenant shall pay all legal fees (including the Landlord’s solicitors’ charges on a full indemnity basis), stamp duty and all other disbursements and out-of-pocket expenses incurred in the preparation and completion of this Lease, incurred in connection with any assignment, sub-letting or surrender or other termination thereof otherwise than by effluxion of time and incurred in connection with demanding and enforcing payment of the moneys due hereunder or otherwise howsoever in enforcing any of the terms, conditions and covenants herein contained. All monies paid by the Tenant hereunder shall not be refunded to the Tenant notwithstanding the fact that this Lease may, for whatever reason, be rescinded, aborted or terminated or that such assignment, subletting or surrender may be rescinded or aborted.

3.1.34	Lodgment Of Caveat Registration Of Lease And Subdivision

The Tenant shall not register or require the Landlord to register this Lease or lodge a caveat in respect of this Lease (or in respect of any option to renew pursuant to this Lease) at the Singapore Land Registry whether before, during or after the Term. The Tenant shall not be entitled to require the Landlord to subdivide the Building or any part thereof or to do any act or thing which could result in the Landlord being required to subdivide the Building or any part thereof.

3.1.35	Maintenance, Repair, Etc

(a)	Repair

At all times, the Tenant will maintain, repair and keep the whole of the Demised Premises in good and substantial repair, working order and condition and particularly all machinery, plant, fixtures and things thereto belonging or which at any time and from time to time during the Term shall be erected either by the Landlord or the Tenant therein or thereon or be part thereof and to make good to the satisfaction of the Landlord or the Property Manager any damage or breakage caused to any part of the Demised Premises or to the Landlord’s fixtures and fittings therein by the bringing in or removal of the Tenant’s goods or effects or resulting from any action or omission of the Tenant, its employees, independent contractors, agents, invitees or licensees.

(b)	Specific obligations

The Tenant will without affecting the generality of sub-clause 3.1.35 (a) above at the Tenant’s expense:-

(i)	Cleaning: keep the Demised Premises (including external surfaces of the windows and doors but excluding the exterior faces of the exterior walls of the Building) and every part thereof clean and in the fullest possible hygienic condition and to keep all pipes, drains, basins, sinks and water-closets (where applicable) in the Demised Premises clean and unblocked and particularly shall store and keep all trade waste, trash and garbage in proper receptacles and arrange for the regular removal thereof from the Demised Premises;

(ii)	Damage to Common Area: make good any breakage, defect or damage to the Common Area or any fixtures and/or fittings thereof or to any adjoining premises or any facility or appurtenances thereof occasioned by want of care, misuse or abuse on the part of the Tenant or the Tenant’s employees, agents, contractors, sub-contractors or invitees or otherwise occasioned by any breach or default of the Tenant hereunder or under any rules and regulations of the Landlord made pursuant hereto or by-laws of the Management Corporation;

(iii)	Replace breakages: immediately repair and replace all broken glass including glass panelled walls forming the boundaries of the Demised Premises (where relevant) with glass of the same or similar quality and all damaged or broken lighting, electrical equipment (including light bulbs and fluorescent tubes) and plumbing installed upon the Demised Premises (where applicable);

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

(iv)	Comply with statutes: forthwith comply with all statutes, directives, ordinances, proclamations, orders or regulations present or future affecting or relating to the Demised Premises or anything done in or upon the Demised Premises by the Tenant and with all requirements which may be made or notices or orders which may be given by any governmental, semi- governmental, health, licensing, civic or any other authority having jurisdiction or authority over or in respect of the Demised Premises or the user thereof and will keep the Landlord indemnified in respect of all such matters in this paragraph referred to;

(v)	In particular but without prejudice to the generality of sub-clause 3.1.35(b)(iv):-

(aa)	to comply with all requirements under any present or future Act of Parliament, order, by-law or regulation as to the use or occupation of or otherwise concerning the Demised Premises;

(bb)	to execute with all due diligence all works to the Demised Premises for which the Tenant is liable in accordance with sub-clauses 3.1.35(b)(iv) and 3.1.35(b)(v) and of which the Landlord or the Property Manager has given notice to the Tenant;

(vi)	if the Tenant shall not comply with sub-clause 3.1.35(v) (bb), to permit the Landlord or the Property Manager to enter the Demised Premises to carry out such works and to pay to the Landlord on demand the expense of so doing (including surveyors’ and other professional advisers’ fees) together with Interest from the date of expenditure until payment by the Tenant to the Landlord (such monies to be recoverable as if they were rent in arrears).

(vii)	Remove signs: upon vacating the Demised Premises or immediately prior thereto or at the request of the Landlord or the Property Manager remove any signs, names, advertisements or notices erected, painted, displayed, affixed or exhibited upon to or within the Demised Premises and make good any damage or disfigurement caused by reason of such erection, painting, display, affixing, exhibiting or removal thereof.

(c)	The Tenant shall not do in or upon the Demised Premises anything which may interfere with the electronic or electrical systems in the Building. In the event of such interference, the Tenant shall upon receipt of written notice from the Landlord and/or the Property Manager forthwith do whatever is necessary to stop such interference (including without limitation the installation of harmonic filter to the Tenant’s electronic and electrical systems in the Demised Premises), failing which the Landlord and/or the Property Manager shall be entitled to do whatever it seems fit to stop such interference. The Tenant shall pay to the Landlord and/or the Property Manager all costs and expenses so incurred by the Landlord and/or the Property Manager together with Interest thereon from the date the costs and expenses were so incurred by the Landlord and/or the Property Manager until the date they are paid by the Tenant (such costs and expenses and Interest shall be recoverable from the Tenant as if they were rent in arrears).

3.1.36	Repairs to improvements

The obligations in clause 3.1.35 extend to all improvements and additions to the Demised Premises whether by the Tenant or the Landlord and to all the Landlord’s fixtures, fittings and appurtenances of whatever nature affixed or fastened to the Demised Premises.

3.1.37	Damage to property/Injury to any person

If any damage or injury is caused to the Landlord, the Property Manager or to any person whomsoever directly or indirectly on account of the condition of any part of the interior of the Demised Premises (including flooring, walls, ceiling, doors, windows and other fixtures), the Tenant shall be wholly responsible therefor and shall fully indemnify the Landlord against all claims, demands, actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof. In the interpretation and application of the provisions of this sub-clause, the decision of the surveyor or architect of the Landlord shall be final and binding upon the Tenant.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

3.1.38	Equipment and appliances

Without affecting the generality of the preceding paragraphs hereof, the Tenant particularly will not, without the consent of the Landlord or the Property Manager, install any water, gas or electrical fixtures, equipment or appliances or any apparatus for illuminating the Demised Premises and the Tenant shall be responsible for any damage to and shall repair any system of water, gas, electricity or any like services to or at the Demised Premises and shall undertake all remedial measures immediately.

3.1.39	Heavy machinery, etc

(a)	The Tenant will not bring upon the Demised Premises any heavy machinery or other plant, equipment or goods with an imposed load in excess of 5 KN/m2 or such other weight as may be prescribed by the Landlord and/or the Property Manager (as being applicable to the Demised Premises) and, without the written consent of the Landlord or the Property Manager and in no event shall any such machinery, plant, equipment or goods be of such nature or size as to cause or in the opinion of the Landlord or the Property Manager be likely to cause any structural or other damage to the floor, walls or any other parts of the Demised Premises or the Common Area. Before bringing any such machinery, plant, equipment or goods upon the Demised Premises or the Common Area, the Tenant shall inform the Landlord or the Property Manager of the Tenant’s intention so to do and the Landlord or the Property Manager may direct the routing, installation and location of all such machinery, plant, equipment and goods (including, if so required, the distribution of the load on any part of the floor of the Demised Premises) and the Tenant shall observe and comply with all such directions. The Tenant shall make good and indemnify the Landlord in respect of any damage to any part of the Demised Premises, Common Property and/or the Building caused by the bringing in of such machinery, plant, equipment or goods.

(b)	The Tenant will not load or use the floors, walls, ceilings or structure of the Demised Premises in any manner which will cause strain, damage or interference with the structural parts, loadbearing framework, roof, foundations, joists and external walls of the Demised Premises.

3.1.40	Landlord’s right to insect

(a)	The Landlord, the Property Manager and their respective agents may at all reasonable times, upon giving to the Tenant reasonable notice (except in cases of emergency, where no notice shall be required) enter upon the Demised Premises, inspect and view the state of repair thereof and also to take a schedule of fixtures in the Demised Premises.

(b)	If any breach of covenant, defects, disrepair, removal of fixtures or unauthorised alterations or additions shall be found upon such inspection for which the Tenant is liable, then upon notice by the Landlord or the Property Manager to the Tenant, the Tenant shall execute all repairs, works, replacements or removals required within one (1) month (or sooner, if required by the Landlord or the Property Manager) after the receipt of such notice, to the reasonable satisfaction of the Landlord, the Property Manager or their respective surveyors.

(c)	In case of default by the Tenant, it shall be lawful for the Landlord or the Property Manager to execute the required repairs, works, replacements or removals and for that purpose the Landlord, the Property Manager or their respective architects, contractors, workmen and agents may enter upon the whole or part of the Demised Premises and there remain for the purpose of doing erecting or effecting any such thing and the expenses and costs of carrying out such work shall be treated as a debt and payable by the Tenant to the Landlord on demand (such expenses and costs to be recoverable as if they were rent in arrears).

(d)	To pay to the Landlord or the Property Manager (as the case may be) on demand all expenses so incurred with Interest from the date of the Landlord’s or the Property Manager’s demand until the date they are paid by the Tenant to the Landlord or the Property Manager, as the case may be (such expenses and Interest to be recoverable as if they were rent in arrears).

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as trustee of Starhill Global Real Estate Investment Trust

3.1.41	Landlord’s right of entry for repairs etc

To permit the Landlord, Property Manager, Management Corporation and their respective agents, workmen and others employed by them or by the other tenants or occupiers of the Building at all reasonable times on weekdays and Saturdays, after giving to the Tenant prior notice (but at anytime in any case which the Landlord, Property Manager or Management Corporation considers an emergency) to enter upon the Demised Premises:-

(a)	to inspect, cleanse, repair, remove, replace, alter or execute any works whatsoever to or in connection with the Conducting Media and ancillary apparatus, easements or services referred to in clause 2.1; or

(b)	to effect or carry out any maintenance, repairs, alterations or additions or other works which the Landlord, Property Manager or the Management Corporation may consider necessary or desirable to any part of the Building or the water, electrical, air- conditioning and other facilities and services of the Building; or

(c)	for the purpose of exercising any of the powers and authorities of the Landlord under this Lease or otherwise deemed necessary or desirable by the Landlord; or

(d)	to comply with an obligation of repair, maintenance or renewal affecting the Demised Premises or the Building; or

(e)	to construct, alter, maintain, repair or fix anything serving the Building or the adjoining premises or property of the Landlord, and running through, under or on the Demised Premises; or

(f)	in connection with the development of the remainder of the Building or any adjoining or neighbouring land or premises, including the right to build on or onto or in prolongation of any boundary wall of the Demised Premises; or

(g)	to shore the foundations, footings and walls of the Demised Premises, and to erect scaffolding and protective barricades around and about the Demised Premises (but not so as to preclude entry thereto) and to do any act or thing necessary for the safety) or preservation of the Demised Premises, the Common Property and/or Building if any excavation or other building construction shall be about to be made or shall be made on any part of the Building and/or Common Property, on any property adjoining the Demised Premises or by any government or relevant authority; or

(h)	to carry out capital upgrades to the Building for the purposes of improving the energy efficiency and environmental sustainability of the Building (“Capital Upgrades”),

without any rebate or abatement of the Rent or Service Charge or payment of compensation for any nuisance, annoyance, inconvenience or damage caused to the Tenant, subject to the Landlord (or other person so entering) exercising such right in a reasonable manner and making good any damage caused to the Demised Premises without unreasonable delay. The Landlord shall have no liability to the Tenant for any loss of occupation or quiet enjoyment of the Demised Premises thereby occasioned.

The Tenant shall furnish to the Landlord or its Property Manager the names, addresses and telephone numbers of at least two (2) of its employees (the “Employees”) who would have possession of the keys to the Demised Premises on a twenty-four (24) hour basis, to enable the Landlord or its Property Manager to contact the Employees at any time in case of emergency where the Landlord, the Property Manager, the Management Corporation or their respective employees, agents, contractors or workmen require entry upon or access through the Demised Premises. The Tenant shall immediately inform the Landlord or its Property Manager of any change in the address or telephone number of any Employee or should any Employee leave Singapore for any period of time or cease to be employed by the Tenant during the Term. In the event that the Landlord or its Property Manager is unable to contact any of the Employees, the Landlord and its Property Manager are hereby authorized to use all necessary means to force an entry into the Demised Premises. The Landlord and the Property Manager shall not be liable to the Tenant or any other person for any losses (direct, indirect or consequential), costs, expenses, damages, inconvenience, disruption of business operations, loss of business, claims, demands, actions or proceedings incurred or suffered by the Tenant or such other person as a result of the forced entry.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

3.1.42	Requirements of Public Authorities

If at any time during the Term any authority having jurisdiction over or in respect of the Demised Premises or the user thereof requires, notifies or orders any structural alterations, re-alterations, additions, conversions, improvements or other works to be made to the Demised Premises, the Tenant will at all times permit the Landlord or the Property Manager with their respective contractors, agents and consultants to enter the Demised Premises or any part thereof for the purpose of making any such structural alterations, additions, conversions, improvements or other works or any of them as aforesaid.

3.1.43	Premises to be kept free of pests

The Tenant will take all reasonable precautions to keep the Demised Premises free of rodents, vermin, insects, pests, birds and animals and in the event of failing so to do will if so required by the Landlord but at the cost of the Tenant employ from time to time or periodically, pest exterminators approved by the Landlord or the Property Manager.

3.1.44	Use of toilets etc

The Tenant shall not use or permit nor suffer to be used the toilets, sinks and drainage and other plumbing facilities in the Demised Premises or the Common Area for any purposes other than those for which they were constructed or provided and shall not deposit or permit to be deposited therein any sweepings, rubbish or other matter and any damage thereto caused by misuse shall be made good by the Tenant forthwith.

3.1.45	Entrances

The Tenant shall not change or otherwise alter the type, size or location of the entrances of the Demised Premises except with the prior written consent of the Landlord or the Property Manager.

3.1.46	Cleaners

The Tenant shall not employ or continue to employ in or about the Demised Premises any cleaners other than the cleaning contractor or contractors authorised by the Landlord or the Property Manager to carry out the cleaning work in the Building. PROVIDED ALWAYS that neither the Landlord nor the Property Manager shall be liable for any misconduct or negligent acts or defaults of the said cleaning contractors. Any cleaners so employed by the Tenant for the purpose of cleaning the Demised Premises shall be employed at the sole expense and responsibility of the Tenant.

3.1.47	Illegal Immigrants

The Tenant shall not bring onto or permit to be brought onto, or employ or to permit to otherwise enter onto the Demised Premises or any part thereof, any person in contravention of the Immigration Act 1959 and shall indemnify the Landlord against all costs, claims, liabilities, fines or expenses whatsoever which may fall upon the Landlord by reason of any non- compliance hereof.

3.1.48	Confidentiality

(a)	Subject to Clause 3.1.48(c) below and save as otherwise expressly provided in this Lease, the Tenant shall not, during the Term or thereafter, disclose to any person or use for any purpose any and all terms of this Lease, and any information obtained by the Tenant in connection with this Lease, including but not limited to information obtained during negotiations or discussions or agreement for a renewal of this Lease or any matter whatsoever in relation to this Lease and all correspondence or communication between the Landlord the Landlord’s Property Manager and the Tenant (the “Confidential Information”). But the Tenant may, to the extent required or necessary:

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(i)	disclose Confidential Information to such of its staff or its professional advisers (which shall include lawyers, accountants and auditors) who require such disclosure where bona fide necessary for the proper performance of their duties provided that the Tenant complies with Clause 3.1.48(e) below;

(ii)	disclose Confidential Information if such disclosure is required by applicable laws, subsidiary legislation or regulations issued by any regulatory agencies/authorities provided that the Tenant has promptly notified the Landlord in writing of such requirement and allowed the Landlord a reasonable time to oppose such requirement;

(iii)	use (where the term “use” for the purpose of this Clause excludes any disclosure of such Confidential Information) Confidential Information in the proper exercise of its rights and the performance of its obligations under this Lease

(b)	Without prejudice to the generality of Clause 3.1.48(a) above, the Tenant shall use its best endeavours to minimise the risk of unauthorised disclosure or use and undertakes to take proper care and all reasonable measures to protect the confidentiality of the Confidential Information using not less than the standard of care as it applies to its own Confidential Information and in no event less than a reasonable standard of care.

(c)	The restrictions on use and disclosure of Confidential Information under Clause 3.1.48(a) above shall not apply to any Confidential Information which the Tenant can prove:

(i)	was already known to it prior to its receipt thereof from the Landlord; or

(ii)	was subsequently disclosed to it lawfully by a third party who did not obtain the same (whether directly or indirectly) from the Landlord; or

(iii)	was in the public domain at the time of receipt by the Tenant or has subsequently entered into the public domain other than by reason of the breach of the provisions of this Clause or any obligations of confidence owed by the Tenant to the Landlord.

(d)	Confidential Information shall be subject to the obligations of confidence in this Clause, irrespective of whether communicated orally or in writing by the Landlord or its representatives.

(e)	The Tenant shall, before any permitted disclosures are made:

(i)	give prior written instructions concerning the restrictions on use and disclosure contained in this Lease to those of its staff and/or its professional advisors to whom any Confidential Information of the Landlord is to be disclosed or who may in any way obtain access to any such Confidential Information; and

(ii)	obtain from such staff and/or professional advisors enforceable undertakings in terms at least as binding upon the said staff and/or professional advisors as the Tenant is bound to the Landlord hereunder.

(f)	The Tenant acknowledges and agrees with the Landlord that, in the event of a breach of this Clause, the Tenant shall pay to the Landlord compensation for all loss and damages suffered by the Landlord howsoever arising resulting from such breach and all other expenses and costs incurred by the Landlord consequential upon the Tenant’s breach including all costs and expenses.

(h)	This Clause shall survive earlier termination of expiry of this Lease.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

3.1.49	Environmental. Social and Governance and Sustainability

The Tenant agrees that the Landlord shall be entitled to but is not legally obliged to operate. manage and maintain the Building so as to retain or achieve (where applicable) the relevant Building and Construction Authority (“BCA”) Green Mark certification standard as determined by the Landlord from time to time.

The Tenant shall at its own costs observe and comply with the provisions and will implement the items set out in Parts A and B of Schedule 3 of this Lease in its occupation of the Demised Premises pursuant to this Lease. The Tenant shall also at its own costs observe and comply with the Landlord’s and the relevant Authorities’ requirements and guidelines for occupants, on energy consumption, other “green movement” efforts, and any environmental, social and governance (“ESG”) related efforts, including to achieve the GRESB rating the Landlord desires or any similar ESG rating the Landlord desires, at the Demised Premises and within the Building as made known from time to time to the Tenant. Without prejudice to any provision in this Lease, the Tenant shall also cooperate with the Landlord and the relevant Authorities if and when asked to review its energy consumption in connection with its operations at the Building.

4.	INSURANCES

4.1	Tenant to insure

The Tenant shall insure all the Tenant’s property in the Demised Premises for their full insurable value against all risks commonly insured against in respect of property of a similar nature including, but not limited to public liability and fire risks. In particular, the Tenant shall effect an insurance policy in the joint names of the Landlord and the Tenant (which shall include a provision for waiver of subrogation against the Landlord) against all risks and damage to the duct works, wiring and piping above the false ceiling and below the raised flooring and light fittings, in such amounts as may from time to time be specified by the Landlord. Additionally, whilst carrying out any renovation works pursuant to clauses 2.4 and 13.2 hereof the Tenant will take out appropriate public liability and contractors all risks policies. All such policies shall include a provision for waiver of subrogation against the Landlord.

4.2	Public liability insurance

During the Term the Tenant shall effect and maintain public liability insurance for the Demised Premises in terms acceptable to the Landlord in an amount of not less than Dollars One Million (S$1,000,000.00). All policies of insurance taken out in compliance with this sub-clause shall include a provision for waiver of subrogation against the Landlord.

4.3	Plate glass insurance

During the Term the Tenant shall effect and maintain insurance in respect of all plate glass in the Demised Premises and the glass window forming part of the boundary lines of the Demised Premises (whether installed prior to or after the Commencement Date).

4.4	Tenant not to void insurance

The Tenant will not at any time during the Term do or permit or suffer to be done any act, matter or thing upon the Demised Premises whereby any insurances in respect thereof may be vitiated or rendered void or voidable.

4.5	Waiver of Subrogation

The Landlord and the Tenant each hereby waives any and all rights of recovery against the other, and against any other tenant or occupant of the Building and against the employees, agents, contractors and invitees of such other party and of such other tenant or occupant of the Building, for loss of or damage to such waiving party or its property or property of others under its control, arising from any cause insured against under any policy of insurance required to be carried by such waiving party pursuant to the provisions of this Lease (or any other policy of insurance carried by such waiving party in lieu thereof) at the time of such loss or damage. The foregoing waiver shall be effective whether or not a waiving party actually obtains and maintains the insurance which such waiving party is required to obtain and maintain pursuant to this Lease. The Landlord and the Tenant shall, upon obtaining the policies of insurance which they are required to maintain hereunder, give notice to their respective insurers that the foregoing mutual waiver of subrogation is contained in this Lease. The Landlord’s notice hereunder may be a general notice with respect to all leases, including this Lease, then or thereafter in effect in respect of the Building.

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as trustee of Starhill Global Real Estate Investment Trust

4.6	Landlord to be co-assured

The Tenant shall cause the Landlord to be named as co-assured on all policies of insurance required in this Lease.

4.7	Tenant to produce insurance policies and receipts

The Tenant shall forward to the Landlord for its perusal, copies of all: -

4.7.1	cover notes within seven (7) days of the date of issue of the cover notes (including cover notes for renewed insurance policies);

4.7.2	insurance policies (including renewed insurance policies) within fifteen (15) days of the issuance of the insurance policies.

4.8	Correctness or Adequacy of insurance policies

Nothing in this Clause 4 shall render the Landlord liable for the correctness or adequacy of any such insurance policies or for ensuring that they comply with all relevant legislation pertaining to such insurance.

5.	INDEMNITIES ETC

5.1	Release of Landlord

The Tenant agrees to occupy, use and keep the Demised Premises at the risk of the Tenant and hereby releases the Landlord, the Property Manager and their respective agents, contractors, Invitees and employees from all claims, demands, writs, summonses, actions, suits, proceedings, judgments, orders, decrees, damages, costs, losses and expenses of any nature whatsoever which the Landlord or the Property Manager may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrences in, upon or at the Demised Premises or the use of the Demised Premises or any part thereof by the Tenant or by any of the Tenant’s employees, customers, independent contractors, agents, invitees or licensees.

5.2	Indemnity by Tenant

The Tenant will and does hereby indemnify and hold harmless the Landlord from and against all actions, claims, demands, losses, damages, costs and expenses for which the Landlord shall or may be or become liable in respect of and to the extent that they arise from :-

5.2.1	the negligent use, misuse, waste or abuse by the Tenant or any employee, agent, customer or invitee of or any other person claiming through or under the Tenant of the water, gas, electricity, lighting and other services and facilities and appurtenances of the Demised Premises;

5.2.2	overflow or leakage of water (including rain water) in or from the Demised Premises or any equipment or fixtures therein or caused or contributed to by any act or omission on the part of the Tenant its employees, customers, agents, contractors, sub-contractors, sub-tenants, invitees or other persons as aforesaid;

5.2.3	loss, damage or injury from any cause whatsoever to property or person caused or contributed to by the use of the Demised Premises by the Tenant or any employee, agent, sub-tenant, customer, invitee or other person as aforesaid;

5.2.4	loss, damage or injury from any cause whatsoever to property or person occasioned or contributed to by any act, omission, neglect, breach or default of the Tenant or any employee, agent, contractor, sub-contractor, sub-tenant, customer, invitee or other person as aforesaid.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

6.	LANDLORD’S COVENANTS

6.1	The Landlord hereby covenants with the Tenant as follows :-

6.1.1	Payment of rent

To pay the rent reserved by the Indenture of Lease dated the 27th day of March 1962 in respect of the land on which the Building stands.

6.1.2	Quiet enjoyment of premises

To permit the Tenant duly paying the Rent, Service Charge and any other sums payable hereunder and observing and performing its several covenants and stipulations herein contained to have quiet possession and enjoyment of the Demised Premises during the Term without any interruption by the Landlord or anyone claiming under or through or in trust for the Landlord save as specifically herein provided.

6.1.3	Environmental Sustainability

The Landlord will endeavor to but is not legally obliged to operate, manage and maintain the Building so as to retain or achieve (where applicable) the relevant BCA Green Mark certification standard as determined by the Landlord from time to time. When achieved, the Landlord will endeavour to but is not legally obliged to maintain the relevant level of certification.

7.	MANAGEMENT AND OPERATION OF THE BUILDING

7.1	By Management Corporation

The Landlord shall pay any and all charges and fees payable to the Management Corporation in connection with the management and operation of the Building and so long as the Landlord pays these charges or fees punctually and regularly, the Landlord shall not be liable to the Tenant for any matters which are the responsibility of the Management Corporation or for any service(s) provided by the Management Corporation, which shall include the services set out in sub-clauses 7.2 and 7.4.

7.2	Maintenance of Common Area by Management Corporation

The Management Corporation will maintain and keep in repair the Common Area during the Term inclusive of the exterior walls (other than office fronts) and all parking spaces, roads, pavement, gardens, water, drainage, lighting and other common facilities and services Provided That the manner in which such areas and facilities shall be maintained and the expenditure thereon shall be at the absolute discretion of the Management Corporation.

7.3	Alterations to Building by Landlord or Management Corporation

The Landlord or the Management Corporation shall have the right, from time to time, to renovate, redevelop, refurbish, refit, replace, improve, extend, vary or alter the structure, facade, layout and design of the Building or any part thereof or change the use of or deal with the Building or any part thereof.

7.4	Lighting of Common Area by Management Corporation

The Management Corporation shall furnish reasonable illumination to the Common Area during the Term (except when the Building shall be closed).

7.5	Parking Facilities

(a)	The customers and invitees of the Tenant shall have the right, subject to availability, to use for parking the part or parts of the Building set aside from time to time by the Management Corporation for the parking of motor vehicles in common with the Landlord and all others to whom the Landlord has granted or may hereafter grant such right but the Tenant, its agents and employees shall not without the previous consent of the Landlord and/or the Management Corporation so use such part or parts of the Building except for transporting goods to or from the Demised Premises in the ordinary course of the Tenant’s business and then always subject to the control of the Landlord and/or the Management Corporation and to such rules, regulations, by-laws and restrictions as the Landlord and/or the Management Corporation may from time to time impose including particularly the designation of specific areas in which such vehicles may be parked.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

(b)	The Tenant agrees after notice thereof to abide by such rules, regulations, by-laws and restrictions and use its best efforts to cause its invitees, agents and employees to conform thereto. The Tenant and its agents and employees shall park their private vehicles only at such lots on such levels of the Building as the Landlord and/or the Management Corporation shall designate.

(c)	The Tenant shall upon request furnish to the Landlord and/or the Management Corporation the licence numbers of the vehicles used by the Tenant, its agents and employees. The Tenant acknowledges that the Management Corporation has the right to charge a fee at such rate or rates as may from time to time be fixed by the Management Corporation in respect of such parking facilities.

7.6	Right to Close the Building

The Tenant acknowledges that the Management Corporation shall have the right to close the Building or any part thereof whenever public celebrations or festivals such as “Swing Singapore” or events of a similar nature are held along Orchard Road in front of the Building or in the immediate vicinity of the Building if the Management Corporation is of the opinion that the large crowds attracted by such events would be likely to pose a danger to the safety of the Building or any part thereof, the Landlord’s property or the tenants or other occupiers, licensees and invitees of the Building. The right of the Management Corporation under this clause may be exercised by the Management Corporation as often as it shall in its absolute discretion deem necessary PROVIDED ALWAYS that the Landlord or the Management Corporation shall give the Tenant advance notice of any closures whenever possible.

8.	NO CLAIM BY TENANT

8.	Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant, nor shall the Tenant have any claim against the Landlord in respect of :-

8.1.1	any failure or inability of or delay by the Landlord in fulfilling any of its obligations under this Lease or any interruption in any of the services mentioned in clause 3.1.7(c) by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof or by reason of mechanical or other defect or breakdown or by reason of any circumstances beyond the Landlord’s control (including but not limited to fire, flood, act of God, escape of water, riot, civil commotion, curfew, emergency, labour disputes or shortage of manpower, fuel, materials, electricity or water);

8.1.2	any act, omission, default, misconduct or negligence of any porter, attendant or other employee, independent contractor or agent of the Landlord or the Property Manager in or about the performance or purported performance of any duty relating to the provision of the services or any of them as mentioned in clause 3.1.7(c);

8.1.3	any act, omission, default, misconduct or negligence of any consultant, engineer or contractor approved by the Landlord pursuant to clauses 2.4 and 3.1.9, and any such consultant, engineer or contractor appointed by the Tenant shall not be deemed to be an agent or employee of the Landlord;

8.1.4	any damage, injury or loss arising out of the leakage or defect of the Conducting Media, wiring and sprinkler system in the Building and/or the structure of the Building;

8.1.5	any damage, injury or loss caused by other tenants or persons in the Building;

8.1.6	any damage, injury or loss arising from or in connection with the use of the carparks in the Building

9.	ACCIDENTS

9.1	The Landlord shall not be responsible to the Tenant or to the Tenant’s employees, customers, independent contractors, agents, invitees, licensees nor to any other persons for any:-

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate investment Trust

9.1.1	accident, happening or injury suffered in the Demised Premises;

9.1.2	damage to or loss of any goods or properly sustained in the Building (whether or not due to the negligence or misconduct of any security guards or the failure of any security system for which the Landlord, the Property Manager or the Management Corporation is in any way responsible); or

9.1.3	act omission or negligence of any employee or properly manager of the Landlord in respect of the Building howsoever occurring

10	DEFAULT, TERMINATION. ETC

10.1	Bv Tenant

If and whenever during the Term:-

10.1.1	the Rent, Service Charge or any other payments hereby reserved or any pari thereof shall be unpaid for ten (10) days after any of the days on which the same ought to have been paid (although in any of the foregoing cases no formal demand shall have been made therefor); or

10.1.2	the Tenant commits, permits or suffers to occur any breach or default in the due and punctual observance and performance of any of the covenants, obligations and provisions of this Lease or any rules made hereunder; or

10.1.3	if the Tenant faits to provide the Additional Security Deposit and should the paid-up share capital of the Tenant fall below six (6) times the monthly Rent and Service Charge; or

10.1.4	the Tenant becomes insolvent, or (in the Landlord’s reasonable opinion) is unable to pay its debts, or an order is made or a resolution is effectively passed for the winding up of the Tenant (except for the purpose of reconstruction or amalgamation with the written consent of the Landlord) or the Tenant goes into liquidation or is made a bankrupt or makes an assignment for the benefit of or enters into an arrangement or composition with its creditors or stops payment of its debts or a moratorium is agreed or declared in respect of or affecting all or a material part of its indebtedness, or the Tenant is placed under judicial management; or a receiver and/or manager is appointed in respect of any income, properties or assets of the Tenant or a writ of distress or execution is levied or enforced upon or sued against any part of the properties or assets of the Tenant and shall not be paid off or discharged within seven (7) days; or

10.1.5	a proposal or notice Of compulsory acquisition or notice of intended compulsory acquisition is made or issued by the relevant authorities in respect of the Demised Premises or the Building or any part of the same;

then and in any one or more of such events the Landlord at any time or times thereafter shall have the right to forfeit the Security Deposit paid hereunder (except in the case of termination pursuant to sub- clause 10.1.5) and to re-enter into and upon the Demised Premises (or any part thereof in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and to repossess the Demised Premises and the Term hereby created and this Lease shall absolutely cease and determine. Re-entry in exercise of the rights contained in this clause shall be without prejudice to any rights of action and any other rights and remedies of the Landlord in respect of any breach of any of the covenants by the Tenant contained in this Lease (including the breach in respect of which the re-entry is made). The Tenant shall pay to the Landlord compensation for all loss and damages suffered by the Landlord resulting from such termination and/or the occurrence of any of the events above including but not limited to (i) loss of Rent and Service Charge and all other sums or monies payable by the Tenant had the Term been completed and (ii) all other expenses and costs incurred by the Landlord consequential upon the Landlord exercising its rights of re-entry including all costs and expenses to secure another lease.

10.2	Right of Landlord to remedy Tenant’s default

10.2.1	On each and every occasion on which the Tenant omits or neglects to pay any money or to do or effect anything which the Tenant is obliged hereunder to pay. do or effect then it shall be lawful for but not obligatory upon the Landlord (and without prejudice to any rights and powers arising from such default) to pay such money or to do or effect such thing by themselves, their architects, contractors, workmen and agents as if they were the Tenant and for that purpose, the Landlord, the Property Manager and their architects contractors, workmen and agents may enter upon the whole or any part of the Demised Premises and there remain for the purpose of doing or effecting any such thing and the Landlord may recover the amount paid or the expenses and costs of such action forthwith from the Tenant as a debt.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate investment Trust

10.2.2	Anything done by the Landlord pursuant to tire provisions of this clause shall be without prejudice to any other right, remedy or power of the Landlord and shall not constitute a waiver or release of the Tenant from its obligations, covenants and undertakings.

10.3	Landlord’s Right against Tenant’s goods

Upon the Landlord becoming entitled to re-enter the Demised Premises pursuant to any provisions of this Lease, the Landlord shall give three (3) days’ notice to the Tenant to remove all goods and at the expiration of the said period the Tenant shall remove from the Demised Premises all goods (which expression where hereinafter used shall include personal property of every description) which may be thereon or therein. In default of the Tenant effecting such removal the goods shall be deemed to be abandoned by the Tenant and the Landlord upon entering into possession of the Demised Premises may retain or dispose of the same as the Landlord sees fit without claim by the Tenant thereto or to the proceeds thereof. For the avoidance of doubt, the Landlord shall be deemed to have the full authority of the Tenant to deal with the Tenant’s goods in the manner as the Landlord deems fit including but not limited to the sale of the goods and the Landlord may apply the proceeds thereof towards payment of any Rent or Service Charge in arrears or any part thereof or towards the Landlord’s cost for the said sale whatsoever without having to account to the Tenant for the same. If the Landlord is unable to lease or otherwise deal with, the Demised Premise for any period of time due to the Tenant’s failure to remove such goods, the Tenant shall be deemed to be holding over during such period for the purpose of clause 13.3. The Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this clause.

11.	DAMAGE OR DESTRUCTION OF PREMISES

11.1

If during the Term the whole or any part of the Building shall be destroyed or damaged by fire, water, riot, civil commotion, acts of terrorism, Act of God or other acts beyond the control of the Landlord so as to render the Demised Premises substantially unfit for the use and occupation of the Tenant or so as to deprive the Tenant of substantial use of the same or so as to render the rebuilding or reconstruction of the Building in its previous form impracticable or undesirable in the opinion of the Landlord but so long as such damage or destruction shall not be attributable to the Tenant then upon the happening of any such damage or destruction as aforesaid the monthly Rent hereby reserved or a proportionate part thereof according to the nature and extent of the damage sustained shall abate and all or any remedies for the recovery of such Rent or such proportionate part thereof shall be suspended until the Demised Premises shall have been rebuilt or reinstated or made fit for the occupation and use of the Tenant Provided Always that nothing herein contained or implied shall be deemed to impose any obligation upon the Landlord to rebuild or reinstate or make fit for occupation the Demised Premises and any money expended by the Landlord in so doing shall not form any part of the Service Charge. Provided Always that in the event that the Demised Premises, or any part thereof, are not rendered fit for occupation and use within three (3) months from the date of such destruction or damage, the Tenant shall be entitled to give to the Landlord notice in writing terminating this Lease forthwith and thereupon this Lease shall terminate and the Tenant shall vacate the Demised Premises without compensation from the Landlord but without prejudice to any right or remedy of the Landlord against the Tenant for any antecedent breach of this Lease.

12.	POWER FOR LANDLORD TO DEAL WITH ADJOINING PROPERTY

12.1	The Landlord may deal as it may think fit with other property belonging to the Landlord adjoining or nearby and to erect or suffer to be erected on such property any buildings whatsoever whether or net such buildings shall affect or diminish the light or air which may now or at any time be enjoyed by the Tenant in respect of the Demised Premises.

12.2	The Landlord shall have the right al all times without obtaining any consent from or making any arrangement with the Tenant to alter, reconstruct or modify in any way whatsoever or change the use of the parts of the Building, the use of which is granted in common with others so long as proper means of access to and egress from the Demised Premises are afforded and essential services are maintained at all times.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate investment Trust

12.3	Nothing contained in this Lease shall confer on the Tenant any right to enforce any covenant or agreement relating to other parts of the Building demised by the Landlord to others, or limit or affect the right of the Landlord in respect of any such other premises to deal with the same and impose and vary such terms and conditions in respect thereof in any manner as the Landlord may think fit.

12.4	Landlord’s Rightto Transfer or Assign

The Tenant hereby expressly acknowledges and undertakes to the Landlord (hat where the Landlord transfers or assigns its rights and interest in under or arising out of this Lease (including the transfer of the Security Deposit and the Tenant’s Utilities Security Deposit (if any)), the Tenant shall be deemed to have consented to such transfer or assignment (as the case may be) and shall upon the request of the Landlord forthwith release the Landlord from all its obligations under the provisions of this lease and in particular the obligation of the Landlord to refund the Security Deposit and the Tenant’s Utilities Deposit (if any). The Tenant shall not have any claim or action against the Landlord for any losses, costs, expenses or compensation whatsoever. Where required by the Landlord, the Tenant shall execute any novation agreement or other deed or document entered or to be entered into between the Landlord and the new landlord.

13.	DUTIES ON EXPIRATION/DETERMINATION

1 3.1	Yield up Demised Premises

At the expiration or sooner determination of the Term the Tenant shall yield up the Demised Premises with the fixtures thereto (other than such Tenant’s trade fixtures as shall belong to the Tenant), unless required by the Landlord or the Property Manager to be removed, in good and tenantable repair and condition (fair wear and tear excepted) to the Landlord together with the keys to the Demised Premises and all doors therein, and if so required by the Landlord or the Property Manager shall remove all lettering, internal partitions, fixtures and installations of the Tenant or any part thereof, as are specified by the Landlord or the Property Manager, from the Demised Premises and reinstate all air-conditioning installations or other electrical installations to their original state to the satisfaction of the Landlord, the Property Manager and their respective architects, engineers or consultants. Such removal and/or reinstatement shall be carried out by a contractor appointed by the Tenant and approved by the Landlord or the Property Manager under the supervision of the Landlord’s or the Property Manager’s architect, engineer or consultant and the Tenant shall pay for all fees and expenses of such architect, engineer or consultant. All damage done to the Demised Premises by such removal shall be made good by the Tenant on or prior to the expiration of the term and if the Tenant fails to do so the Landlord may make good all such damage. All costs incurred by the Landlord in such removal or disposal or in making good such damage shall be paid by the Tenant to the Landlord within seven (7) days of the Landlord notifying the Tenant of the amount thereof.

13.2	Reinstatement

Upon the expiration or sooner determination of the Term (unless renewed pursuant to clause 14), the Tenant shall reinstate the Demised Premises to the satisfaction of the Landlord’s or the Property Manager’s architect, engineer or consultant for the time being and if the Tenant shall fail to reinstate the Demised Premises by the expiry of or sooner determination of the Term, the Landlord or the Property Manager may reinstate the Demised Premises and recover from the Tenant on demand the costs of such reinstatement together with an administrative fee equal to thirty (30%) percent of such costs of reinstatement and such rents, service charges and other amounts which the Landlord would have been entitled to receive from the Tenant had the period within which such reinstatement is effected by the Landlord been added to the term of this tenancy. For the purposes hereof the term “reinstate” shall include the washing of the whole of the interior of the Demised Premises, the painting with two coats of enamel paint or emulsion paint or other appropriate treatment of all of the internal parts of the Demised Premises previously so treated respectively, and also the replacing of all ceilings and floor tiles which in the opinion of the Landlord’s or the Property Manager’s respective architects, engineers or consultants for the time being are worn out or damaged and in need of replacement.

13.3	Holding Over

(a)	If without any express agreement between the Landlord and the Tenant, the Tenant fails to deliver vacant possession of, or continues to occupy, the Demised Premises after the expiration or sooner determination of the Term, the Tenant shall be deemed to be holding over and, without prejudice to any right or remedy of the Landlord, shall pay to the Landlord for every day of such holding over double the amount of Rent or prevailing market rent (whichever is higher) and double the amount of the Service Charge otherwise payable under this Lease and there shall be no renewal of this Lease by operation of law or pursuant to the provisions of this Lease. The provisions herein shall not be construed as the Landlord’s consent for the Tenant to hold over after the expiration or sooner determination of the Term. The Tenant shall also be liable to compensate the Landlord for all other loss and damage sustained by the Landlord by reason of the Tenant’s failure or refusal to yield up the Demised Premises in accordance with this Lease. All sums under this clause shall be payable by the Tenant to the Landlord within seven (7) days of demand.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate investment Trust

(b)	During the period of holding over, all provisions of this Lease shall be and remain in full force and effect. The inclusion of this sub clause shall not be construed as the Landlord consent for the Tenant to hold over.

14.	NOTIFICATION TO LANDLORD

The Tenant shall, not less than twelve (12) months before the expiration of the Term, Inform the Landlord in writing if it wishes to enter into a new lease with the Landlord in respect of the Demised Premises or any other units in the Building. Upon receipt of such written notification, the Landlord may, but is under no obligation whatsoever to do so. enter into negotiations with the Tenant in respect of the new lease.

15.	RELOCATION OF TENANT

15.1

The Landlord on serving the Tenant three (3) months’ prior notice at any time during the Term may require the Tenant to move from the Demised Premises to another unit/units of comparable size within the Building (the “Alternative Unit(s)”). Provided, however, that in the event of receipt of any such notice, the Tenant by written notice to the Landlord may elect not to move to the Alternative Unit(s) and in lieu thereof terminate this Lease, to be effective two (2) months after the date of the original notice of relocation by the Landlord. In the event of any such relocation, the Tenant shall pay all expenses (if any) of preparing, decorating and renovating the Alternative Unit(s) and shall at all times comply with the provisions of clauses 2.4 and 3.1.9 hereof. The Tenant shall also pay the expense of moving the Tenant’s trade fixtures and equipment to the Alternative Unit(s). In such an event, this Lease shall forthwith terminate and the parties shall enter into a fresh lease for the remainder of the Term based on the same terms and conditions of this Lease (insofar as they are applicable to the Alterative Unit) save that there shall be no abatement of the Rent and Service Charge payable hereunder. The Landlord shall not be liable for any losses (direct, indirect or consequential), costs, expenses, damages, inconvenience, disruption of business operations, loss of business, claims, demands, actions or proceedings incurred or suffered by the Tenant as a result of the relocation.

16.	REDEVELOPMENT OF THE BUILDING

16.1	Notwithstanding any other provision in this Lease and notwithstanding that the Tenant has given notice to exercise the option to renew and the Landlord has granted the same or the Parties have agreed to a renewal of the tenancy, as the case may be, the Landlord may al any time without liability to the Tenant, and without prejudice to the Landlord’s rights against the Tenant for any antecedent breaches, terminate this Lease and the Term:

(a)	by giving to the Tenant one (1) month’s notice in writing in the event that:

(i)	any approval from government authorities for the use of the Demised Premises as provided for in this Lease is not granted or withdrawn; or

(ii)	any notice is received by the Landlord from the relevant authorities for the acquisition of the Demised Premises or Building or any part thereof; or

(b)	by giving to the Tenant three (3) months’ notice in writing in the event the Landlord determines in its absolute discretion that:

(i)	the Building is to be demolished for re-development;

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate investment Trust

(ii)	the Building or any part thereof is to be renovated, retrofitted, refurbished and/or altered and the Landlord at its sole discretion determines that it requires possession of the Demised Premises for the purpose of or in connection with the renovation, retrofitting, refurbishment and/or alteration; and /or

(iii)	there be a change of use for the Building or any part thereof (a) affecting the Demised Premises, and/or (b) such that vacant possession of the Demised Premises is required by the Landlord.

17.	INSPECTION

17.1	By prospective tenants

Before the expiration of the Term the Landlord or the Property Manager shall be entitled to exhibit outside the Demised Premises or on the door thereof a notice slating that the Demised Premises are to be vacant and to be let and the Tenant shall permit all prospective tenants of the Demised Premises accompanied by a representative of the Landlord or the Property Manager free ingress to and egress from the Demised Premises for the purposes of viewing the Demised Premises.

17.2	By prospective purchasers

At any time during the Term, the representative of the Landlord or the Properly Manage’ may, by prior appointment, Inspect the Demised Premises accompanied by a prospective purchaser of the Demised Premises and the Tenant shall give such persons free ingress to and egress from the Demised Premises.

18.	GENERAL

18.1	Waiver

Knowledge or acquiescence by the Landlord of any breach by the Tenant of any of the covenants, conditions or obligations herein contained, and any indulgence or extension of time granted by the Landlord to the Tenant and/or oversight by the landlord shall not operate or be deemed to operate as a waiver of any of the Landlord’s rights in respect of such breach and any consent or waiver of the Landlord shall only be effective if given in writing. No consent or waiver expressed or implied by the Landlord to or of any breach or any covenant, condition or obligation of the Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or obligation and shall not prejudice in any way the rights, powers and remedies of the Landlord

18.2	Use of Common Area

Notwithstanding anything herein contained or implied to the contrary the Landlord may permit any tenant, person or organisation to hold any function or exhibition or display any merchandise or organise any parade in any part or parts of the Common Area or use the Common Area or any part or parts thereof in such manner at such times and upon such terms and conditions as the Landlord may in its absolute discretion think fit but not so as to impede or interfere with access to the Demised Premises. PROVIDED ALWAYS that any consent or permission so given as aforesaid may at any time be withdrawn when the Landlord so determines having regard to the interests of the Building as a whole and/or the rights or interests of other tenants occupiers or persons lawfully therein.

18.3	Public Andress System

The Landlord may (but shall not be compelled to) provide and install a public address system throughout the Common Area or any part thereof and may play, relay or broadcast or permit any other person to play, relay or broadcast recorded music or public announcements thereon.

18.4	Notices

Any notice required to be served on the Parties shall be served personally or by sending the same by prepaid registered post addressed to the relevant party at its address specified in item 19 of Schedule 1 and any notice sent by post shall be deemed to be given at the time when it ought to be delivered in the due course of post. In addition any notice required to be served on the Tenant shall be sufficiently served if left addressed to the Tenant on the Demised Premises.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

18.5	Rules and Regulations of Building

The Landlord shall have the right at any time and from time to time to delete, vary, amend or add to the rules and regulations of the Building for the time being deemed to be included in Schedule 2 whenever the Landlord deems such variation, amendment, deletion or sedition thereto shall be necessary or desirable for regulating the use of the Demised Premises or the Common Area or the Building or any part thereof and/or for the safety, care and cleanliness thereof,

18.6	Consent or Approval of Landlord

tn any case where pursuant to these presents or to any rule or regulation made hereunder the doing or executing of any act matter or thing by the Tenant is dependent upon the consent or approval of the Landlord or the Property Manager, such consent or approval may be given or withheld by the Landlord or the Property Manager in their absolute discretion or given subject to such terms and conditions as the Landlord or Property Manager deems fit.

18.7	Exclusion of implied terms, etc

The covenants, provisions, terms and agreements herein and in the letter of offer addressed to the Tenant (and accepted by the Tenant) cover and comprise the whole of the agreement between the Parties and the Parties declare that no further or other covenants, agreements, provisions or terms whether in respect of the Demised Premises or the Building or the other tenants thereof or otherwise shall be deemed to be implied herein or to arise between the Parties by way of collateral or other agreement by reason of any promise, representation, warranty or undertaking given or made by either party hereto to the other on or prior to the execution hereof and the existence of any such implication or collateral or other agreement is hereby negatived.

18.8	Right to refuse access

Notwithstanding anything herein contained the Landlord shall have the right at all times to refuse access to the Building to any person whose presence in the Building might in the opinion of the Landlord or the Property Manager be prejudicial to the safety, character, reputation and interests of the Building and its occupiers.

18.9	Severance

The illegality, invalidity or unenforceability of any provision of this Lease under the law of any jurisdiction shall not affect its legality, validity or enforceability under the taw of any other jurisdiction nor the legality, validity or enforceability of any other provision.

18.10	Governing law and submission ~c iurisdict on

This Lease shall be construed and governed by the laws of Singapore and the Parties irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore. The service of any writ or summons or any legal process or any document requiring personal service in respect of any legal action or proceedings under or in connection with this Lease may be effected on the Tenant by serving a copy of the writ of summons and statement of claim or other originating or legal process or document requiring personal service by registered post on the Tenant at its address set out in Schedule 1 and the Tenant agrees that such service shall be deemed to have taken effect 72 hours after the document being served shall) have been put in the post (regardless of whether it is subsequently returned undelivered though the post). The Tenant hereby agrees that such service shall be deemed good and valid service and to have been served personally on the Tenant in accordance with the requirements of law

18.11	Trustee Limitation of Liability

Notwithstanding any provision to the contrary in this Agreement, the parties agree and acknowledge that HSBC Institutional Trust Services (Singapore) Limited (“HSBCITS”) has entered into this Agreement solely in its capacity as trustee of the REIT and not in its persona capacity and all references to the Trustee in this Agreement shall be construed accordingly, As such, notwithstanding any provision to the contrary in this Agreement. HSBCITS has assumed all obligations under this Agreement solely in its capacity as trustee of the REIT and not in its personal capacity and any liability of or indemnity, / covenant, undertaking, representation and/or warranty given by the Trustee under this Agreement shall / be given by HSBCITS in its capacity as trustee of the REIT and not in its personal capacity and any power and right conferred on any receiver, attorney, agent and/or delegate is limited to the assets of or held on trust for the REIT over which HSBCITS, in its capacity as trustee of the REIT, has recourse and shall not extend to any personal assets of HSBCITS or any assets held by HSBCITS in its capacity as trustee of any other trust. Any obligation, matter, act, action or thing required to be done, performed, or undertaken or any covenant, representation, warranty or undertaking given by the Trustee under this Agreement shall only be in connection with the matters relating to the REIT and shall not extend to ‘.he obligations of HSBCITS in ‘aspect of any other trust or real estate investment trust of which it is trustee. Notwithstanding any provision to the contrary in this Agreement, the parties hereby acknowledge and agree that the obligations of the Trustee under this Agreement will be solely the corporate obligations of HSBCITS and that there shall be no recourse against the shareholders, directors, officers or employees of HSBCITS for any claims, losses. damages, liabilities or other obligations whatsoever in connection with any of the transactions contemplated by the provisions of this Agreement. For the avoidance of doubt, any legal action or proceedings commenced against the Trustee whether in Singapore or elsewhere pursuant to this Agreement shall be brought against HSBCITS in its capacity as the trustee of the REIT and not in its personal capacity This clause shall survive the termination or rescission of this Agreement. The provisions of this clause shall apply, mutatis mutandis, to any notice, certificate or other document which the Trustee issues under or pursuant to this Agreement, as if expressly set out in such notice, certificate or document.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

SCHEDULE 2

.Rules and Regulations of the Building

1.	The Tenant shall not in any way obstruct or permit the obstruction of any walkways, pavements, entrances, passages, courts, corridors, service-ways, vestibules, halls, roads, docks, stairways, elevators, hoists, escalators, fire or escape doors or other parts of the Common Area of any appurtenances or conveniences thereto.

2.

The Tenant shall riot in any way cover or obstruct or sennit to be covered or obstructed, in any manner or by any other article or thing (other than window blinds approved by the Landlord), the windows, skylights or ventilating shafts or air inlets or outlets which reflect or admit light or enable air to flow into or out of the Demised Premises nr any part of the Building.

3.	The Tenant will use or permit to be used for the receipt delivery or other movement of any goods wares or merchandise or articles of bulk or quantity only such parts of the Demised Premises and the Common Area and at such times as the Landlord may from time to time direct.

4.	The Tenant shall not throw or permit to be thrown or to be dropped or to fall any articles or substance whatsoever from or out of the Demised Premises or the Common Area or any part thereof and shall not place upon any sill ledge or other like part of the Demised Premises or the Common Area any articles or substance.

5.	The Tenant shall not litter such parts of the Common Area or any public footpath or way as immediately adjoin the Demised Premises.

6.	The Tenant shall not erect, install or use in the Demised Premises any machinery or equipment which causes noise, fumes or vibration which can be heard, smelled or felt outside the Demised Premises. The Tenant shall maintain all machines and equipment at the Tenant’s own costs and expenses in reasonably good condition.

7.	The Tenant shall not hold in or on the Demised Premises any exhibition, public meeting or public entertainment.

8.	The Tenant shall not overload the lifts, electrical installation or Conducting Media in the Demised Premises and/or the Building.

9.	The Tenant shall not do or omit to do anything which interferes with or which imposes an additional loading on any ventilation, air-conditioning or other plant or machinery serving the Building.

10.	The Tenant shall not do anything whereby any policy of insurance cm including or in any way relating to the Demised Premises taken out by the Landlord or the Management Corporation may became void or voidable whereby the rate of premium thereon or on the remainder of the Building may be increased, but to provide one or more efficient fire extinguishers of a type approved by the Landlord and to take such other precautions against fire as may be deemed necessary by the Landlord or its insurers.

10A.	The Tenant shall install or provide as many sprinklers, fire extinguishers, fire fighting or other fire protection equipment (The Fire Protection Equipment”) as may be required by the Landlord, the Property Manager or the relevant authorities for compliance with the current security or fire safety regulations which may be prescribed by the relevant competent authorities from time to time and to take such other precautions against fire as may be deemed necessary by the Landlord, the Property Manager or its insurers. The Tenant shall lest, service or otherwise conduct regular inspection of each item of the Fire Protection Equipment and maintain the same in good working order. The Tenant shall strictly adhere to and comply with any security measures or fire safety regulations which may from time to time be prescribed by the Landlord, the Property Manager or any relevant competent authority.

11.	The Tenant will use its best endeavours to protect and keep safe the Demised Premises and any property contained therein from theft or robbery and shall keep all doors windows and other openings closed and securely fastened when the Demised Premises are not in use.

12.	The Tenant shall not display any merchandise or erect or install any sign, device, furnishing, ornament or object which is visible from the street or from any other building and which, in the opinion of the Landlord or the Property Manager, is incongruous or unsightly or may detract from the general appearance of the Building.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

13.	The Tenant shall not place cr take into the passenger lifts or onto the escalators any baggage, furniture, parcels, sacks, bags, heavy articles or other goods or other merchandise save only such light articles as brief-cases, attaché cases and handbags and to use only the service lift prescribed by the Landlord or the Management Corporation for the transportation of furniture, goods and other heavy equipment.

14.	The Tenant shall not permit or allow the contractors, workmen or cleaners (with or without equipment and tools) engaged by the Tenant to use the passenger lifts of the Building and to ensure that they use only the service lift prescribed by the Landlo[r]d or the Property Manager.

15.	The Tenant shall participate in ail activities relating to fire-safety for the Building or any pari thereof as the Landlord or the Management Corporation shall think fit or as the relevant competent authorities may require from time to time including but not limited to participation in fire drills, fire-safety awareness talks and sessions on use ot fire extinguishers organised by the Landlord or the Management Corporation.

16.	The Landlord will provide keys for locks on doors or other openings of the Demised Premises and the Tenant will return to the Landlord on the determination of the Lease all such keys and shall not permit the same at any time to come into the possession or control of any person other than the Tenant, its employees or agents.

17.	No rubbish waste or incense or joss paper shall at any time be burnt upon the Demised Premises or the Common Area or any part thereof.

18.	All blinds, shades, awnings, windows, ventilators and other similar fittings and fixtures installed by the Tenant with the consent of the Landlord or the Property Manager in or upon the Demised Premises and visible from outside the Demised Premises shall conform to the requirements and standards of the Landlord or the Property Manager.

19.	The Landlord or the Management Corporation shall be entitled to close the Building and the Common Area or any part thereof and to prevent and prohibit any person from entering or remaining thereon between the hours of midnight and 6 a.m. inclusive. Without affecting the generality of the preceding provision of this rule the Landlord or the Management Corporation may close, lock-off or otherwise control the Common Area or any part thereof from time to time and may take all such actions as the Landlord or the Management Corporation deems necessary for the purposes aforesaid and in particular may prohibit the use of the parking areas in the Building prier to the hours of 8 a.m. or such earlier hours as the Landlord or the Management Corporation may from time to time determine to prevent unauthorised persons not intending to conduct business with or become customers of any of the occupants of the Building from using the parking areas of the Building for any private or other purpose Provided Always that upon obtaining the prior written consent of the Landlord or the Property Manager, the Tenant shall be permitted to enter the Building during the aforesaid hours.

20.	Notwithstanding anything hereinbefore contained the Demised Premises shall not be or remain open for business at or during any time or times prohibited by law for that class of premises or the business carried on therein.

21.	Before any machinery, safe or furniture is moved into or out of the Demised Premises due notice must be given to the Landlord or Its Property Manager by the Tenant.

22.	The Tenant shall not bring or permit any person to bring or leave in or about the Building any bicycle or similar machine or any animal or play or permit any person to play any musical instrument in or about the Demised Premises

23.	The Tenant shall advise the Landlord or its Property Manager of the private address and telephone number of the Tenant or if the Tenant shall be a corporation, of the manager thereat, or if there shall be more than one lessee, of any two of them. The Landlord or its Property Manager shall be promptly informed of any change in any such address and/or telephone number.

24.	The Tenant shall not allow any accumulation of rubbish and carton boxes in the Demised Premises.

25.	All doors of the Demised Premises shall be securely fastened on all occasions when the Demised Premises are left unoccupied and the Landlord reserves the right by its and its Property Manager’s agent, caretaker, employees, and workmen to enter and fasten the same if left insecurely fastened.

26.	The Tenant shall take such steps as may be necessary to prevent excessive infiltration of air into the Demised Premises and air leakages and shall not do any act or thing whereby the working of the air circulating plant in the Building shall be affected.

27.	The Landlord or the Property Manager shall be entitled to determine the hours of illumination of signs in accordance with the hours of trading prescribed in the Lease.

28.	The Landlord or the Property Manager shall have the authority to require sale and promotional signs to be immediately removed at any time should the Landlord or the Property Manager deem such signs are not in the best interest of the Building

29.	The Tenant shall permit security guards employed by the Landlord or the Property Manager to search all incoming and outgoing goods and property whenever they deem it necessary.

30.	The Tenant shall ensure that the Tenant, its employees, servants visitors or agents who desire access to the Demised Premises and/or the Building identify themselves to the security guards on duty after business hours as access to the Demised Premises and/or the Building will otherwise be refused.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

SCHEDULE 3

Environmental, Social and Governance and Sustainability

Part A: Preamble

1.	COOPERATION

The Landlord and Tenant are committed to manage, operate and occupy the building to promote environmental, social and governance good practices and sustainability via energy efficiency improvements, positive behavioural changes and healthy practices.

Part B Tenant’s Commitment

2.	CERTIFICATION

The Tenant is to achieve and maintain the BCA Green Mark for Healthier Workplaces Goldplus award within (he lease period.

3	TENANT’S COMMITMENTS

Without prejudice to any of the provisions in this Lease, the Tenant Shall comply with the following Tenant’s Commitments:

	Category	Tenant’s Commitment

(a)	REPORTING, STANDARDS AND SURVEY	Provide the Landlord, on a monthly basis, with information regarding ESG and sustainability matters relating to the Tenant, Including but not limited to information relating to Tenant’s energy efficiency in the Demised Premises, Tenant’s energy consumption in the Building, Tenant’s water consumption in the Building, Tenant’s production of waste and greenhouse gases, Tenant’s recycling rates and information relating to the use of public transport and other modes of transport by Tenant and others duly authorised by the Tenant to be present on the Demised Premises to reach the Demised Premises (the “Information”); without prejudice to the foregoing, such Information for the months of:

		(i)	January, February and March of a year shall be submitted in April of that year;
		(ii)	April, May and June of a year shall be submitted in July of that year;
		(iii)	July, August and September of a year shall be submitted in October of that year; and
		(iv)	October, November and December Of a year (“Year 1”) shall be submitted in January of the year immediately following Year 1.

The Information shall include all plans, documents, maintenance contracts, specifications, maintenance report and maintenance schedules (excluding information that cannot he disclosed by law) that the Tenant has regarding;

		(a)	electricity use;
		(b)	energy use;
		(c)	water consumption:
		(d)	material use;
		(e)	waste generation
		(f)	generation of greenhouse gases;
		(g)	waste management, including recycling; and
		(h)	information relating to the use of public transport and other modes of transport by Tenant and others duly authorized by the Tenant to be present on the Demised Premises to reach the Demised Premises.

Participate in any survey in relation to ESG, sustainability and indoor air quality matters upon Landlord’s request.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

(b)	MANAGEMENT OF ENERGY USE	Ensure adoption of energy efficient measures to comply with the applicable requirements for Goldplus found in GM:2021 Energy Efficiency, Lighting Power Budget, Table 2A, as the same may have been or may be modified, amended, supplemented, released or replaced from time to time

Office	6 w/m2
Meeting room	6 w/m2
Retail - Sports Goods	15 w/m2
Retail - Jewellery	23 w/m2
Retail Clothing, Accessories and Cosmetics	18 w/m2
Restaurants	7 w/m2
Foodcourts	6 w/m2

Ensure that the measured indoor lighting levels comply with the recommended illuminance (average lux level) slated in SS530: 2014 or prevailing standards.

Ensure that the lights shall be energy efficient light fittings and refrain from using non-efficient lamps including but not limited to halogen, incandescent or neon lighting.

Use occupancy sensors for lighting control where appropriate. Install dedicated light switches at enclosed spaces that auto switch off when not in use.

(c)	SUSTAINABILITY MANAGEMENT	Ensure that interior paints, varnishes, sealants and adhesives are of low Volatile Organic Compounds (VOC) using natural and water based products certified with at least SGBP 2 ticks or equivalent by the relevant local certification bodies, mth >= 80% (by cost or area) of the fit-out materials used.

Commit to engage actively in promoting the environmental responsibilities of Tenant’s business.

(d)	ENERGY INTENSITY AND USAGE	Monitor and report the monthly electricity consumption to Landlord. Tenant shall endeavour to review the electricity consumption from time to time to improve on it.

(e)	WATER USAGE	Display water conservation posters in all water usage areas within the Demised Premises.

Monitor and report water consumption within the Demised Premises to Landlord on a monthly basis; without prejudice to the foregoing, such information for the months of:

		(i)	January, February and March of a year shall be submitted in April of that year;
		(ii)	April, May and June of a year shall be submitted in July of trial year;
		(iii)	July, August and September of a year shall be submitted in October of that year; and
		(iv)	October, November and December of a year shall be submitted in January of the year immediately following Year 1.

Tenant shall endeavour to review the water consumption from time to time to improve on it.

Use water efficient fittings with 3-ticks Water Efficiency Labelling Scheme (WELS) where applicable.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

(f)	AIR-CONDITIONING	For areas that require cooling beyond the normal operating hours of the central plant, dedicated supplementary cooling installed are required to meet the minimum of 5 ticks for split unit aircon models up to 10 kW cooling capacity and tap into building central chilled water air conditioning system. The system must be regularly serviced and maintained to ensure operational efficiency.

(g)	FIT OUT AND RENOVATIONS	Adopt a design approach based on measurable performance outcomes to ensure projects meet their design intent and minimise the Performance gap.

Design internal partitions to be modular and reusable (> 70%), where applicable.

Ensure that furnishings, furniture and carpets are of low VOC and certified wth al least SGBP 2 ticks or equivalent by the relevant local certification bodies with 2 80% (by cost or area) of the fitout materials used.

Recycle or reuse or require its contractor to recycle or reuse as much as possible any waste created in the demolition of any alterations and additions made to the Demised Premises so as to minimise the amount of waste ending in landfill.

(h)	EQUIPMENT	Adopt an office policy for energy efficient settings to tie enabled on all equipment.

Use energy efficient computers and low energy LED/LCD monitors.

Include Energy Star rating or NEA Energy Efficiency Labelling rating as a minimum requirement for all applicable equipment.

Install water dispensers to reduce the use of bottled water/disposable cups and encourage the use of reusable cups.

Use of Mandatory Energy Labelling Scheme (MELS) regulated appliances with highest tick-rating (i.e 5 ticks for television, 4 ticks for refrigerator, 3 ticks tor lamp).

(i)	SOUND CONTROL	Reverberation Requirements: To reduce as far as practicable for noise control.

Sound Transmission Reduction Requirements: Refer to table Health 8 Wellbeing HW 2.3.2:-

		●	General Office >= 45 (STC)
		●	Meeting rooms, classrooms and conference rooms >= 50 to 60(STC)

(j)	COMPANY POLICIES AND PROCEDURES	Adopt an organisational sustainability policy, Corporate Social Responsibility (“CSR”) policy and implementation plan to include sustainable marketing and promotions, using recycle collaterals and participate in activities with sustainability or CSR objectives such as Earth Hour.

To implement initiatives that are designed to improve the wellbeing of the Demised Premises’ communities including but not limited to provision of healthy food and being committed to ensure gender equity or diversity within the Demised Premises’ communities.

Encourage staff accountability, awareness and participation in eco-friendly practices.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

Display Tenant’s certification on Green Mark Certificate/Other sustainability certificate (if any) in a prominent location in the Demised Premises.

Consider the environmental impact in the procurement of goods and services.

Without prejudice to any provision in this Lease, conduct annual waste audit to identify and quantify the sources, amount and types of waste generated in the Demised Premises. A waste audit includes but is not limited to: (i) create an audit checklist for all waste types generated from each department, (ii) collect waste samples from all departments, (iii) sort the waste into different types according to the checklist and (iv) weigh the waste types record the data and analyse results to identify opportunities for waste reduction and recycling.

(k)	CLEANING SERVICES	Use and require that cleaning contracts stipulate the use of natural, solvent free and hydrocarbon free cleaning products certified with Singapore Green Labelling Scheme (SGLS) and having the green products with at least SGBP 2 ticks or equivalent by the relevant local certification bodies.

Use National Environment Agency (NEA) registered pesticides and vector control products that are suitable for indoor use.

(l)	WASTE AND RESOURCE MANAGEMENT	To adapt good practices far waste minimisation including reducing waste at source, reusing item(s) and recycling waste: examples of such good practices that Tenant may wish to adept includes but is not limited:

		(i)	Working with suppliers to deliver goods without or with less disposable packaging:
		(j)	Purchasing and using products with recycled content/less packaging material;
		(k)	Purchasing reusables instead of single-use items wherever possible;
		(l)	Providing water jugs With reusable cups or water stations for refilling of bottles instead of providing disposable water bottles for meetings;
		(m)	Going digital instead of printing and photocopying:
		(n)	Using reusable crockery and cutlery when catering.

To adopt a circular economic approach for:

●	e-waste disposal
●	Food waste segregation requirements under the Resource Sustainability Act.

For more information on waste and resource management, Tenant may refer to NEA’s website for the 3R guidebooks for Offices and shopping mall.

(m)	INDOOR AIR QUALITY AND INDOOR CONTAMINANTS MANAGEMENT	To permit the Landlord, Property Manager, Management Corporation and their respective agents, workmen and others employed by them at all reasonable times or weekdays and Saturdays, after giving to the Tenant prior notice to enter upon the Demises Premises to measure the air quality of the Demised Premises without payment of compensation for any nuisance, annoyance, inconvenience or damage caused to the Tenant.

Conduct pre-occupancy flush out after the completion of construction and all fitting-out of interior finishes (including fixed furniture and furnishings) for al occupied spaces to remove the contaminants.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate investment Trust

Regularly inspect, clean and maintain the Tenant’s auxiliary air conditioning systems in accordance with SS553:2016 or prevailing standards, whichever the higher standard.

Part C: Capital Upgrades

4.	CAPITAL UPGRADES

4.1	The Tenant acknowledges that the Landlord may carry out the Capital Upgrades. In this connection. Clause 3.1.49 of this Lease shall apply.

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate investment Trust

ANNEXURE A

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

ANNEXURE B

LYC Medicare International Pte. Ltd.

(Co Regn. No. 202433056R)

(Incorporated in the Republic of Singapore)

(“Company”)

CERTIFIED TRUE EXTRACT OF THE DIRECTORS’ RESOLUTION

IN WRITING DATED        7 April           2025 PASSED PURSUANT TO

THE ARTICLES OF ASSOCIATION OF THE COMPANY

WHEREAS HSBC Institutional Trust Services (Singapore) Limited as trustee of Starhill Global Real Estate Investment Trust (“Landlord”) has offered and the Company wishes to accept a lease of the premises known as No. 435 Orchard Road Unit No. #21-05 Wisma Atria, Singapore 238877 (“Demised Premises”).

IT WAS NOTED THAT the Directors have carefully considered the following documents attached to these Resolutions:-

(i)	the lease for the Demised Premises (“Lease”) to be entered into between the Landlord and the Company.

IT IS HEREBY RESOLVED AS FOLLOWS:-

(1)	That the Lease be hereby noted, approved and adopted;

(2)	That the Company accepts and enters into the Lease;

(3)	That any director of the Company be and is hereby authorized for and on behalf of the Company to accept and to execute the Lease and sign any notices, communications and other documents as may be necessary and/or to take such other necessary actions as may be required in relation to the abovementioned lease for and on behalf of the Company:

(4)	That any director be authorized in his absolute discretion to approve any amendment, alteration or variation of the Lease and that the signing or sealing thereof or of a copy thereof shall be conclusive proof of such approval;

(5)	That authority be and is hereby given for the common seal of the Company to be affixed in accordance with the Constitution of the Company onto any documents (including without limitation any deed of variation) as are required by the Landlord to be executed by the Company under seal, in relation to the abovementioned lease.

(6)	That a copy or extract of any resolution of the Board of Directors, which is certified as a true copy or extract by any director or the company secretary of the Company, shall as between the Landlord and the Company be conclusive evidence of the passing of the resolution so certified.

Certified as a true extract by:

/s/ Sui Diong Hoe
Name:	Sui Diong Hoe
Director
Date:	7 April 2025

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HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

as trustee of Starhill Global Real Estate Investment Trust

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by Brandon Teo	)
for and on behalf of YTL STARHILL GLOBAL	)
PROPERTY MANAGEMENT PTE. LTD., attorney of	)
HSBC INSTITUTIONAL TRUST SERVICES	)
(SINGAPORE) LIMITED (trustee of STARHILL	)
GLOBAL REAL ESTATE INVESTMENT TRUST))
acting under Power of Attorney registered in the	)
Registry, Supreme Court as No. HC/PA 110/2024)
in the presence of:	)	/s/ Brandon Teo

/s/ Lu Chen Yiun
Witness’ Name:	Lu Chen Yiun
NRIC/Passport No.:	SXXXX412H

SIGNED by	)
for and on behalf of	)
LYC MEDICARE INTERNATIONAL PTE. LTD.	)
in the presence of:-)

/s/ TAN LEE FANG
Witness’ Name:	TAN LEE FANG
NRIC/Passport No.:	S8983415E

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